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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-197895

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2015

 PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 16, 2015

5,200,000 Equity Units
(Initially Consisting of 5,200,000 Corporate Units)

         This is an offering of Equity Units ("Equity Units") by Black Hills Corporation ("Black Hills"). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit ("Corporate Unit") consisting of a purchase contract issued by Black Hills to purchase shares of our common stock and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Black Hills's 2015 Series A        % remarketable junior subordinated notes due 2028, which we refer to as the RSNs.

         We intend to apply to list the Corporate Units on the New York Stock Exchange, or NYSE, and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol "BKHU" but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

         Shares of our common stock trade on the NYSE under the symbol "BKH." On November 13, 2015, the last sale price of the shares as reported on the NYSE was $44.00 per share.

         Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 5,500,000 shares of our common stock (or 6,325,000 shares of our common stock if the underwriters of that offering exercise in full their option to purchase additional shares of common stock). This offering of Equity Units is not contingent on the concurrent offering of common stock and the concurrent offering of common stock is not contingent upon this offering of Equity Units. See "Concurrent Common Stock Offering" in this prospectus supplement.

         Investing in the Equity Units involves risks. Please read "Risk Factors" beginning on page S-41 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Corporate Unit	Total

Public Offering Price	$50.00	$

Underwriting Discounts and Commissions	$	$

Proceeds, Before Expenses, to Black Hills	$	$

         We have granted the underwriters the option to purchase, within a 13-day period beginning on, and including, the first date of original issuance for the Corporate Units, up to an additional 780,000 Corporate Units.

         The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about November       , 2015.

Joint Bookrunning Managers

Credit Suisse	Wells Fargo Securities
RBC Capital Markets	BofA Merrill Lynch

Co-Managers

J.P. Morgan	Morgan Stanley	US Bancorp

The date of this prospectus supplement is November       , 2015

(continued from cover)

  •
  The purchase contract will obligate you to purchase from Black Hills, on November 1, 2018 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

  •
  if the applicable market value, which is the average volume-weighted average price of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to November 1, 2018, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $            ,                         shares of our common stock;

  •
  if the applicable market value is less than $            but greater than $            , a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

  •
  if the applicable market value is less than or equal to $            ,                         shares of our common stock.

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  Black Hills will pay you quarterly contract adjustment payments at a rate of        % per year on the stated amount of $50 per Equity Unit, or $            per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 1, May 1, August 1 and November 1 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on February 1, 2016. The contract adjustment payments will be subordinated to all of our existing and future "Priority Indebtedness" (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination"), and will be structurally subordinated to all liabilities of our subsidiaries.

  •
  The RSNs will initially bear interest at a rate of        % per year. The RSNs will be subordinated to all of Black Hills's existing and future "Priority Indebtedness" (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination"). In addition, the RSNs will be structurally subordinated to all liabilities of our subsidiaries.

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  We will have the right to defer interest payments on the RSNs one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the maturity date, as applicable. The RSNs will be remarketed in 2018 as described in this prospectus supplement. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under "Description of the Purchase Contracts—Remarketing."

  •
  Your ownership interest in the RSNs (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

  •
  Other than during a blackout period (as defined under "Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN") or after a successful remarketing of the RSNs, you can create Treasury Units ("Treasury Units") from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

  •
  If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

        Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Equity Units that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our Equity Units. Before purchasing any Equity Units, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        The terms "we," "our," "us," the "Company" and "BHC" refer to Black Hills Corporation and its subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

        Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "intends," "plans," "predicts," "seek," "will" and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.

        Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Nonetheless, the Company's expectations, beliefs or projections may not be achieved or accomplished.

        Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In addition, actual results may differ materially from those contemplated in any forward-looking statement due to the timing and likelihood of the closing of our purchase of SourceGas Holdings LLC. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and in other reports that we file with the SEC from time to time, and set forth in "Risk Factors" in this prospectus supplement.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our Equity Units. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under "Risk Factors" and "Forward-Looking Statements" in this prospectus supplement as well as the "Risk Factors" sections in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Black Hills Corporation

        Black Hills Corporation, a South Dakota corporation, is a growth-oriented, vertically-integrated energy company headquartered in Rapid City, South Dakota. Our predecessor company, Black Hills Power and Light Company, was incorporated and began providing electric utility service in 1941. It was formed through the purchase and combination of several existing electric utilities and related assets, some of which had served customers in the Black Hills region since 1883. In 1956, we began producing, selling and marketing various forms of energy through non-regulated businesses.

        We operate principally in the United States with two major business groups: Utilities and Non-regulated Energy. Our Utilities Group is comprised of regulated Electric Utilities and regulated Gas Utilities segments, and our Non-regulated Energy Group is comprised of Power Generation, Coal Mining and Oil and Gas segments.

        Our Electric Utilities segment generates, transmits and distributes electricity to approximately 205,400 electric customers in South Dakota, Wyoming, Colorado and Montana and also distributes natural gas to approximately 44,000 gas utility customers of Cheyenne Light, Fuel and Power Company, one of our subsidiaries, in and around Cheyenne, Wyoming. Our Gas Utilities segment serves approximately 543,200 natural gas utility customers in Colorado, Nebraska, Iowa and Kansas. Our Electric Utilities own 841 megawatts (MW) of generation and 8,660 miles of electric transmission and distribution lines, and our Gas Utilities own 645 miles of intrastate gas transmission pipelines and 19,058 miles of gas distribution mains and service lines. Our Utilities Group generated net income of $86 million for the nine months ended September 30, 2015 and $101 million for the year ended December 31, 2014, and had total assets of $3.7 billion at September 30, 2015 and $3.7 billion at December 31, 2014.

        Our Power Generation segment produces electric power from our generating plants and sells the electric capacity and energy primarily to our utilities under long-term contracts. Our Coal Mining segment produces coal at our coal mine near Gillette, Wyoming, and sells the coal primarily under long-term contracts to mine-mouth electric generation facilities including our own regulated and non-regulated generating plants. Our Oil and Gas segment engages in the exploration, development and production of crude oil and natural gas, primarily in the Rocky Mountain region. Our Non-regulated Energy Group generated net income (loss) of $(96) million for the nine months ended September 30, 2015 and $30 million for the year ended December 31, 2014, and had total assets of $0.4 billion at September 30, 2015 and $0.5 billion at December 31, 2014.

 Our Strategy

        Our primary strategic objective is to be a utility-centered, vertically-integrated energy company providing reliable, highly valued products and services that cost effectively meet or exceed customer expectations. Our integrated approach and focus on utility customers provides for growth opportunities in both our utility and non-regulated energy businesses. This strategy affirms our vision to be the energy partner of choice and our mission to improve life with energy.

        Black Hills intends to accomplish its strategy through targeted expansion of our electric and natural gas utilities, complemented by focused investment in risk-managed, non-regulated energy opportunities. The key elements of our business strategy are as follows:

Provide stable long-term rates for customers and increase earnings by efficiently planning, constructing and operating rate-base power generation facilities needed to serve our electric utilities.

        Our Company began as a vertically-integrated electric utility. This business model remains a core strength and strategy today, as we invest in and operate efficient power generation resources to cost effectively transmit and distribute electricity to our customers. We strive to provide power at reasonable rates to our customers and earn competitive returns for our investors.

        We believe we have a competitive power production strategy focused on low cost construction and operation of our electric generating facilities. Access to our own coal, with long-lived reserves, and third-party natural gas reserves allows us to be competitive as a power generator. Low production costs can result from a variety of factors including low fuel costs, efficiency in converting fuel into energy and low per unit operation and maintenance costs. We leverage our mine-mouth coal-fired generating capacity which strengthens our position as a low-cost producer by eliminating fuel transportation costs which often represent the largest component of the delivered cost of coal for many other utilities. In addition, we typically operate our plants with high levels of availability, compared to industry benchmarks. We aggressively manage each of these factors with the goal of achieving low production costs.

        Rate-base generation assets offer several advantages, including:

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  Since the generating assets are included in utility rate base and reviewed and approved by government authorities, customer rates are more stable and predictable, and typically less expensive in the long run, than if the power was purchased from the open market through wholesale contracts that are re-priced over time;

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  Regulators participate in a planning process where long-term investments are designed to match long-term energy demand;

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  Investors are provided a long-term, reasonable and stable return on their investment; and

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  The lower risk profile of rate based generation assets may enhance credit ratings which, in turn, can benefit both consumers and investors by lowering our cost of capital.

        Our actions to provide power at reasonable rates to our customers was exemplified in our successful request to secure the construction financing riders in Wyoming and South Dakota during the construction of our Cheyenne Prairie Generating Station. These riders reduced the total cost of the plant ultimately passed along to our customers while we constructed this plant to accommodate growth and replace plants that were closed due to environmental regulations.

Proactively integrate alternative and renewable energy into our utility energy supply while mitigating and remaining mindful of customer rate impacts.

        The energy and utility industries face uncertainty, and also potential investment opportunities, related to the potential impact of legislation and regulation intended to reduce greenhouse gas (GHG) emissions and increase the use of renewable and other alternative energy sources. To date, many states have enacted, and others are considering, some form of mandatory renewable energy standard, requiring utilities to meet certain thresholds of renewable energy generation. Some states have either enacted or are considering legislation setting GHG emissions reduction targets. Federal legislation for both renewable energy standards and GHG emission reductions is also under consideration.

        Mandates for the use of renewable energy or the reduction of GHG emissions will likely produce investment opportunities, either for our electric utilities or for our power generation business. These mandates will also most likely increase prices for electricity and/or natural gas for our utility customers. As a regulated utility we are responsible for providing safe, reasonably priced and reliable sources of energy to our customers. As a result, we employ a customer-centered strategy for complying with renewable energy standards and GHG emission regulations that balances our customers' rate concerns with environmental considerations and administrative and legislative mandates. We attempt to strike this balance by prudently and proactively incorporating renewable energy into our resource supply, while seeking to minimize the magnitude and frequency of rate increases for our utility customers.

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  Colorado legislative mandates apply to our electric utility segment regarding the use of renewable energy. Therefore, we pursue cost-effective initiatives that allow us to meet our renewable energy requirements. Where permitted, we seek to construct renewable generation resources as rate base assets, which helps mitigate the long-term customer rate impact of adding renewable energy supplies. For example, the Busch Ranch Wind site, a 29 MW wind farm project, was completed in the fourth quarter of 2012, as part of our plan to meet Colorado's Renewable Energy Standard. This site has expansion potential. We submitted requests for additional renewable energy supplies in 2014 for our Colorado electric utility to help meet the renewable mandate. On October 21, 2015, we received approval from the Colorado Public Utilities Commission to build and own the $109 million, 60 MW Peak View Wind Project. Pending final approvals and permits, construction is expected to commence in the second quarter of 2016. The wind farm is expected to be placed into commercial operation by year-end 2016;

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  In states such as South Dakota and Wyoming that currently have no legislative mandate on the use of renewable energy, we have proactively integrated cost-effective renewable energy into our generation supply based upon our expectation that there will be mandatory renewable energy standards in the future. For example, under two 20-year power purchase agreements, we purchase a total of 60 MW of energy from wind farms located near Cheyenne, Wyoming, for use at our Black Hills Power, Inc. and Cheyenne Light, Fuel and Power Company subsidiaries; and

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  In all states in which we conduct electric utility operations, we are exploring other cost-effective potential biomass, solar and wind energy projects, particularly wind generation sites located near our utility service territories.

Provide stable long-term rates for customers and increase earnings by implementing a cost of service gas program to serve our electric and natural gas utilities.

        To further enhance our vertically-integrated utility business model, we have submitted applications with respective state utility regulators seeking approval for a cost of service gas program in Colorado, Iowa, Kansas, Nebraska, South Dakota and Wyoming. The cost of service gas program is designed to provide long-term natural gas price stability for our utility customers, while providing increased earnings opportunities for our shareholders. If approved, we will acquire natural gas reserves and producing wells and/or drill wells. We will earn a return on the acquired and/or drilled natural gas wells/reserves while getting recovery of all our costs. We will need to obtain regulatory approval from our state utility commissions for the program. Several utilities have cost of service gas programs in place in various states, including both Wyoming and Montana.

        We have a competitive advantage related to cost of service gas in that our existing non-regulated oil and gas subsidiary could assist in drilling/acquiring and operating the gas reserves required to meet the needs of our electric and gas utilities.

Expand utility operations through selective acquisitions of electric and gas utilities consistent with our regional focus and strategic advantages.

        For more than 130 years we have provided reliable utility services, delivering quality and value to our customers. Utility operations contribute substantially to the stability of our long-term cash flows, earnings and dividend policy. Our tradition of accomplishment supports efforts to expand our utility operations into other markets, most likely in areas that permit us to take advantage of our intrinsic competitive advantages, such as baseload power generation, system reliability, superior customer service, community involvement and a relationship-based approach to regulatory matters. Utility operations also enhance other important business development opportunities, including gas transmission pipelines and storage infrastructure, which could promote other non-regulated energy operations.

        We have and will continue to pursue the purchase of not only large utility properties, but also smaller, private or municipal utility systems, which can be easily integrated into our operations. We purchased several small natural gas distribution systems in Kansas, Iowa and Wyoming in the past several years. We have a scalable platform of systems and processes, which simplifies the integration of our utility acquisitions. Merger and acquisition activity has continued in the utility industry and we expect to consider such opportunities if they advance our long-term strategy and add shareholder value.

Build and maintain strong relationships with wholesale power customers of both our utilities and non-regulated power generation business.

        We strive to build strong relationships with other utilities, municipalities and wholesale customers. We believe we will continue to be a primary provider of electricity to wholesale utility customers, who will continue to need products, such as capacity, in order to reliably serve their customers. By providing these products under long-term contracts, we help our customers meet their energy needs. We also earn more stable revenues and greater returns over the long term than we could by selling energy into more volatile spot markets. In addition, relationships that we have established with wholesale power customers have developed into other opportunities. Municipal Energy Agency of Nebraska, Montana Dakota Utilities Co., a regulated utility division of MDU Resources Group, Inc., and the City of Gillette, Wyoming were wholesale power customers that are now joint owners in two of our power plants, Wygen I and Wygen III.

Transition oil and gas business to support cost of service gas initiative while maintaining upside value optionality.

        Our strategy is to transition our oil and gas business toward supporting our cost of service gas program, while maintaining the upside value optionality of our Piceance Basin and other assets. In the current low energy commodity price environment, we can best utilize our oil and gas expertise to develop and operate the cost of service gas program on behalf of our utility businesses. Our oil and gas strategy for the last several years has been to prove up the southern Piceance Basin asset, while improving our drilling and completion operations. We have drilled 17 wells and completed 13, with production meeting or exceeding our expectations on the completed wells. Drilling and completion costs keep trending down as we focus on efficiencies and cost reductions. We are currently assessing the Piceance wells to determine their fit for a cost of service gas program.

        Oil and gas will rationalize its asset base. In the current price environment, we have reduced future capital expenditures and staffing to improve financial performance.

Selectively grow our non-regulated power generation business in targeted regional markets by developing assets and selling most of the capacity and energy production through mid- and long-term contracts primarily to load-serving utilities.

        While much of our recent power plant development has been for our regulated utilities, we seek to expand our non-regulated power generation business by developing and operating power plants in regional markets based on prevailing supply and demand fundamentals, in a manner that complements our existing fuel assets and marketing capabilities. We seek to grow this business through the development of new power generation facilities and disciplined acquisitions primarily in the western region, where we believe our detailed knowledge of market and electric transmission fundamentals provides us a competitive advantage and, consequently, increases our ability to earn attractive returns. We prioritize small-scale facilities that serve incremental growth or provide critical back up to renewable resources and are typically easier to permit and construct than large-scale generation projects.

        Most of the energy and capacity from our non-regulated power facilities is sold under mid- and long-term contracts. When possible, we structure long-term contracts as tolling arrangements, whereby the contract counterparty assumes the fuel risk. Going forward, we will continue to focus on selling a majority of our non-regulated capacity and energy primarily to load-serving utilities under long-term agreements that have been reviewed or approved by state utility commissions. An example of this strategy is the 200 MW of combined-cycle gas-fired generation constructed by our non-regulated power generation subsidiary to serve our Black Hills Colorado Electric Utility Company, LP utility subsidiary. The plant commenced operations on January 1, 2012, under a 20-year tolling agreement.

        We have initiated a strategic review for optimizing the value of Black Hills Colorado IPP's 200 megawatt generating facility and associated 20-year power purchase agreement. This is one of the two assets owned by our power generation segment. Current market prices indicate a premium valuation might be achieved. We will consider selling a minority interest in this plant if a premium valuation could be achieved. Net proceeds would be used to reduce financing needs for the SourceGas acquisition described below.

Diligently manage the credit, price and operational risks inherent in buying and selling energy commodities.

        Over the last decade or so, Black Hills has strategically refocused itself as a utility-centered energy company. Most of our buying and selling activities are directly related to maintaining utilities operations, mainly by purchasing fuel for our power generating units and purchasing natural gas for distribution to our natural gas utility customers. Our oil and gas business has a natural long position created by its natural gas and crude oil production. We sell this production into the open market and hedge some of the price risk for future production using financial derivatives.

        All of our buying and selling activities to support operations require effective management of counterparty credit risk. We mitigate this risk by conducting business with a diverse group of creditworthy counterparties. In certain cases where creditworthiness merits security, we require prepayment, secured letters of credit or other forms of financial collateral. We establish counterparty credit limits and employ continuous credit monitoring, with regular review of compliance under our credit policy by our Executive Risk Committee. Our oil and gas and power generation operations require effective management of price and operational risks related to adverse changes in commodity prices and the volatility and liquidity of the commodity markets. To mitigate these risks, we implemented risk management policies and procedures. Our oversight committees monitor compliance with these policies.

Maintain an investment grade credit rating and ready access to debt and equity capital markets.

        Access to capital has been and will continue to be critical to our success. We have demonstrated our ability to access the debt and equity markets, resulting in sufficient liquidity. We require access to the capital markets to fund our planned capital investments or acquire strategic assets that support prudent business growth. Our access to adequate and cost-effective financing depends upon our ability to maintain our investment-grade issuer credit rating.

Pending SourceGas Acquisition

        On July 12, 2015, Black Hills Utility Holdings, Inc., our direct wholly-owned subsidiary ("Black Hills Utility Holdings"), entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") to acquire SourceGas Holdings LLC and its subsidiaries ("SourceGas") from investment funds managed by Alinda Capital Partners and GE Energy Financial Services, a unit of General Electric Co. (the "Transaction"), for approximately $1.89 billion. The effective purchase price is estimated to be $1.74 billion after taking into account approximately $150 million of tax benefits consisting of acquired NOLs and goodwill tax benefits resulting from the Transaction. The purchase price is subject to customary post-closing adjustments for cash, capital expenditures, indebtedness and working capital.

        SourceGas primarily operates four regulated natural gas utilities serving approximately 425,000 customers in Arkansas, Colorado, Nebraska and Wyoming and a 512 mile regulated intrastate natural gas transmission pipeline in Colorado. Following completion of the Transaction, SourceGas will be a wholly-owned subsidiary of Black Hills Utility Holdings.

        The Purchase and Sale Agreement contains various representations, warranties, and covenants with respect to SourceGas' Arkansas, Colorado, Nebraska and Wyoming utility businesses, as well as customary closing conditions. Completion of the Transaction is also subject to regulatory approvals from the Arkansas Public Service Commission, Colorado Public Utilities Commission, Nebraska Public Service Commission and Wyoming Public Service Commission. The Transaction is expected to close during the first half of 2016. The Company has guaranteed the full and complete payment and performance of Black Hills Utility Holdings.

        We expect to finance the Transaction with $260 million of proceeds from this offering of Equity Units, approximately $245 million of proceeds from our concurrent common stock offering, approximately $450 million of new long-term indebtedness and the continuation of a portion of SourceGas's debt as of the closing of the Transaction, with the remainder being funded from cash on hand (which may include proceeds of a potential sale of a portion of Black Hills Colorado IPP, LLC), draws under our revolving credit agreement or other short term financings. In the alternative, we may pay down or refinance a portion of the existing debt of SourceGas with proceeds from this offering of Equity Units, the concurrent common stock offering or any new debt we may issue or incur.

        On August 6, 2015, we entered into a Bridge Term Loan Agreement with Credit Suisse AG as the Administrative Agent and 10 additional banks, collectively, for commitments totaling $1.17 billion (the "Bridge Term Loan Agreement"). In lieu of one or more of the financing sources described above, we may draw up to $1.17 billion on this loan to fund the Transaction and related expenses. The Bridge Term Loan Agreement contains the same customary affirmative and negative covenants as are in our revolving credit agreement and term loan agreement, such as limitations on the creation of new indebtedness and on certain liens, restrictions on certain transactions, and maintaining a recourse leverage ratio not to exceed 0.75 to 1. In the event we fund under the Bridge Term Loan Agreement, in certain circumstances, we are required to pay down those borrowings with funds received from the proceeds of equity and debt offerings and asset sales.

        After giving effect to the Transaction, pro forma net income (loss) (GAAP), pro forma net income, as adjusted (non-GAAP) and pro forma EBITDA, as adjusted (non-GAAP), for the nine months ended September 30, 2015 would have been $(26.1) million, $93.4 million and $417.2 million, respectively, and for the year ended December 31, 2014 would have been $129.7 million, $129.7 million and $522.2 million, respectively. For a reconciliation of pro forma net income, as adjusted (non-GAAP) and pro forma EBITDA, as adjusted (non-GAAP), to pro forma net income (GAAP), see "—Non-GAAP Financial Measures." We expect the Transaction to be accretive to earnings per share, as adjusted (non-GAAP) beginning in the first calendar year following closing of the Transaction, or 2017 if the Transaction closes in the first half of 2016 as currently expected.

Acquisition Rationale

        We believe the Transaction will provide us with the following significant benefits:

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  Fits regulated growth strategy.  The Transaction is strategic and accretive, delivering on our commitment to earnings growth and long-term shareholder value. SourceGas fits in terms of geography, size, scope and culture. By continuing to leverage our core competencies and regional expertise, by expanding our business in Colorado, Nebraska and Wyoming and expanding our footprint into Arkansas, we expect to realize operating efficiencies and add to the scale of our regulated utility business, benefitting both customers and shareholders.

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  Accretive to earnings.  We expect the Transaction will be accretive to earnings per share, as adjusted (non-GAAP) beginning in 2017 (assuming a closing in the first half of 2016) and support long-term earnings growth. Also, we expect the acquisition of SourceGas to generate cash flow to support investment in the business and shareholder returns.

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  Supports dividend growth.  We recently increased our dividend for the 45th consecutive year and we have paid dividends continuously since 1942. The acquisition of SourceGas is expected to support additional dividend growth at a sustainable payout ratio.

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  Provides geographic and regulatory diversity.  The addition of SourceGas increases our business diversity and adds a progressive and highly-rated regulatory environment.

Sources and Uses

        The estimated sources and uses of the funds for the Transaction, assuming the Transaction had closed on September 30, 2015, are shown in the table below. Actual amounts will vary from estimated amounts depending on several factors, including:

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  the final purchase price, which will be adjusted by the amount by which net working capital of SourceGas is greater than or less than zero at closing, capital expenditures incurred by SourceGas from March 31, 2015 through closing and indebtedness of SourceGas at closing;

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  the amount of net proceeds that we receive from this offering of our Equity Units;

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  the amount of net proceeds that we receive from our concurrent offering of common stock;

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  the amount of net proceeds, if any, that we receive from a proposed future debt offering to finance the Transaction (which also depends on the net proceeds from this offering of Equity Units and the concurrent offering of our common stock);

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  the amount of indebtedness of SourceGas that we pay down or refinance at closing; and

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  changes in our debt balances and net working capital from September 30, 2015 to the closing.

        There can be no assurance that the Transaction or any of the other financing transactions will be consummated under the terms contemplated or at all. Even if the Transaction or any other financing transactions do not occur, the Equity Units sold in this offering will remain outstanding, and we will not have any obligation to offer to repurchase any or all of the Equity Units sold in this offering.

($ in Thousands) Sources		Uses
Short-term Debt(1)	$34,221	Purchase of SourceGas Stock(5)	$956,254
Proposed Long-term Debt(2)	450,000	Continuation of SourceGas Debt(5)	873,746
Equity Units Offered Hereby(3)	260,000	Fees and Expenses(6)	33,597
Common Stock(4)	245,630
Continuation of SourceGas Debt(5)	873,746

Total Sources	$1,863,597	Total Uses	$1,863,597

(1)
Short term debt is included under "notes payable" in our pro forma financial statements. In addition to the sources and uses relating to this offering described above, the pro forma financial information included in this prospectus supplement also reflects an assumed $198.7 million of additional borrowings under our credit facility and a corresponding increase in cash, which are not reflected in this table.

(2)
Represents estimated gross proceeds of a proposed future debt offering of $450 million but without deduction for underwriters' discounts and commissions and other fees and expenses. We do not have a firmly committed agreement in place related to such debt offering. In the event such long-term debt financing is not available, we may draw on the Bridge Term Loan Agreement as described above under "—Pending SourceGas Acquisition." As a result, the pro forma financial information included in this prospectus supplement reflects an assumption that we will draw $450.0 million of short-term debt under the Bridge Term Loan Agreement (included under "notes payable" in the pro forma financial information in this prospectus supplement) in lieu of the $450.0 million of long-term debt reflected in this table.

(3)
Represents estimated gross proceeds of this offering, but without deduction for underwriters' discounts and commissions and other fees and expenses, based upon the sale of 5,200,000 Corporate Units at $50 per unit, and excluding any proceeds of the underwriters' exercise of their option to purchase additional Corporate Units.

(4)
Represents estimated gross proceeds of the concurrent common stock offering, but without deduction for underwriters' discounts and commissions and other fees and expenses, based upon the sale of 5,500,000 shares at $44.66 per share, the closing price on November 12, 2015, and excluding any proceeds of the underwriters' exercise of their option to purchase additional shares of common stock. See "Concurrent Common Stock Offering" for information about the concurrent common stock offering.

(5)
The purchase price payable at closing of the Transaction will be determined as follows: (a) $1,691,650,000; (b) minus or plus the amount by which net working capital of SourceGas is greater than or less than zero at closing of the Transaction (for purposes of this table, we have assumed no net working capital adjustment); (c) plus capital expenditures incurred by SourceGas from March 31, 2015 through closing of the Transaction (for purposes of this table, we have assumed $140 million of capital expenditures through September 30, 2015); and (d) minus indebtedness of SourceGas at closing of the Transaction. For purposes of this table, we have assumed the continuation of all $874 million of SourceGas's outstanding indebtedness as of September 30, 2015. We expect that a portion of SourceGas's indebtedness will be repaid at or prior to the closing of the Transaction, which would result in additional cash outlays that we expect would be funded from cash on hand (which may include proceeds of a potential sale of a portion of Black Hills Colorado IPP, LLC), draws under our revolving credit agreement or other short term financings. We anticipate that, after giving effect to such repayments (which are not reflected in this table or the pro forma financial information included in this prospectus supplement), approximately $700 million of SourceGas debt will actually be continued. The actual amounts of working capital, capital expenditures and indebtedness of SourceGas at the closing of the Transaction will vary from the assumptions reflected in this table, and any such variations may be material.

(6)
Represents estimated fees and expenses, including underwriters' discounts and commissions, legal, accounting and other fees and expenses associated with the completion of the Transaction and the financing transactions.

Other Information

        Our principal executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is 605-721-1700. We maintain a website at www.blackhillscorp.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement by reference. Please see "Where You Can Find More Information."

Concurrent Common Stock Offering

        Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 5,500,000 shares of common stock (or 6,325,000 shares if the underwriters of that offering exercise in full their option to purchase additional shares of common stock). This offering of Equity Units is not contingent on the concurrent offering of common stock and the concurrent offering of common stock is not contingent upon this offering of Equity Units. See "Concurrent Common Stock Offering."

 The Offering

        In this offering summary, "Black Hills," "we," "us," "our" and the "Company" refer only to Black Hills Corporation and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

        Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 5,200,000 Corporate Units (or 5,980,000 Corporate Units if the underwriters exercise their option to purchase additional Equity Units in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under "How can I create Treasury Units from Corporate Units?" You can also recreate Corporate Units from Treasury Units that you own as described below under "How can I recreate Corporate Units from Treasury Units?"

What are the components of a Corporate Unit?

        Each Corporate Unit initially consists of a contract to purchase Black Hills's common stock in the future and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Black Hills's 2015 Series A        % remarketable junior subordinated notes due 2028 (the "RSNs"). The undivided beneficial ownership interest in the RSNs corresponds to $50 principal amount of the RSNs. Initially, the RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

        Upon a successful optional remarketing (as defined under "What is an optional remarketing?"), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under "What is the Treasury portfolio?" Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

        Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on November 1, 2018, or if such day is not a business day, the following business day (which we refer to as the "purchase contract settlement date"), for $50 in cash, a number of shares of our common stock equal to the "settlement rate." You may satisfy your obligation to purchase our common stock under the purchase contracts as described under "How can I satisfy my obligation under the purchase contracts?" below.

        The settlement rate will be calculated (subject to adjustment under the circumstances set forth in "Description of the Purchase Contracts—Anti-dilution Adjustments" and "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") as follows:

  •
  if the applicable market value (as defined below) of our common stock is equal to or greater than the "threshold appreciation price" of $            , the settlement rate will be            shares of our common stock (we refer to this settlement rate as the "minimum settlement rate");

  •
  if the applicable market value of our common stock is less than the threshold appreciation price but greater than the "reference price" of $            , which will be the public offering price of our common stock in the concurrent common stock offering, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

  •
  if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be             shares of our common stock (we refer to this settlement rate as the "maximum settlement rate").

        The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $            and represents appreciation of approximately        % over the reference price.

        "Applicable market value" means the average volume-weighted average price, or VWAP, of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the "market value averaging period"). The "VWAP" of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page "BKH <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A "trading day" means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in "Description of the Purchase Contracts—Purchase of Common Stock."

        If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in "Description of the Purchase Contracts—Purchase of Common Stock," as of such date.

        We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Can I settle the purchase contract early?

        Prior to the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit will be released to you and            shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under "Description of the Purchase Contracts—Anti-dilution Adjustments"), subject to the provisions described below under "What happens if there is early settlement upon a fundamental change?" with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units;

provided that, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of            Corporate Units. See "Description of the Purchase Contracts—Early Settlement."

        Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?

        Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date; and

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date.

        If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the RSNs that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to "Treasury security" and "U.S. Treasury securities (or principal or interest strips thereof)" in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

        A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the RSNs that secures a holder's obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on October 31, 2018 (for example, CUSIP

No. 912820ZE0), which we refer to as a "Treasury security." The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

        Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder's Corporate Units. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder's Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

        Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent RSNs having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

        Subject to any deferral as described under "Are payments subject to deferral?" below, holders of Corporate Units will be entitled to receive:

  •
  quarterly cash payments consisting of their pro rata share of interest payments on the RSNs, at the rate of        % per year, and

  •
  quarterly contract adjustment payments at the rate of        % per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

  •
  a termination event,

  •
  the purchase contract settlement date;

  •
  the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

  •
  the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

        Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination").

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

        Subject to any deferral as described under "Are payments subject to deferral?" below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of        % per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

        We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

        Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to        % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as "compounded contract adjustment payments." We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

        If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under "Description of the Purchase Contracts—Contract Adjustment Payments."

        In addition, prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date, as applicable. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:

  (a)
  the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or

  (b)
  the maturity date, in the case of a deferral period beginning after the purchase contract settlement date.

        Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid.

        In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not the RSNs were remarketed in the remarketing) on the purchase contract settlement date in cash.

        In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the RSNs, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the RSNs, in each case, subject to the exceptions set forth under "Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances."

        In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

What are the payment dates for the Corporate Units and Treasury Units?

        Subject to any deferral as described under "Are payments subject to deferral?" above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing February 1, 2016. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. The "record date" means the 15th day of the calendar month immediately preceding the month in which the relevant payment date falls (whether or not a business day).

What is a remarketing?

        We refer to each of an "optional remarketing" and a "final remarketing" as a "remarketing." In a remarketing, the RSNs that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs which were formerly part of Corporate Units but are now held by a holder as a separate security (the "separate RSNs") whose holders have elected to participate in the remarketing will be remarketed as described below under "What is an optional remarketing?" or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under "What is a final remarketing?"

        Following any successful remarketing of the RSNs:

  •
  the interest rate on the RSNs may be reset as described below and under "When will the interest rate on the RSNs be reset and what is the reset rate?" below;

  •
  interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

  •
  the RSNs will cease to be redeemable at our option, and the provisions described under "Description of the Remarketable Junior Subordinated Notes—Redemption at Our Option" and "—Redemption Procedures" will no longer apply to the RSNs; and

  •
  we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments" will no longer apply to the RSNs.

        All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

        In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under "What is an optional remarketing?" and "What is a final remarketing?"

        During the applicable blackout period relating to a remarketing:

  •
  you may not settle a purchase contract early;

  •
  you may not create Treasury Units; and

  •
  you may not recreate Corporate Units from Treasury Units.

        We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

        Unless a termination event has occurred, we may elect, at our option, to remarket the RSNs over a period selected by us that begins on or after July 30, 2018 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before October 15, 2018 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the "optional remarketing period," a remarketing that occurs during the optional remarketing period as an "optional remarketing" and the date the RSNs are priced in an optional remarketing as the "optional remarketing date." If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described above under "What is the Treasury portfolio?", which we refer to as the "Treasury portfolio purchase price," and the separate RSNs purchase price as defined under "Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units." We will request that The Depository Trust Company, or DTC, which we refer to as the "depository," notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.

        We may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs.

        An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

        Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units on the optional remarketing settlement date. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.

        Following a successful optional remarketing, each Corporate Unit holder's applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder's undivided beneficial ownership interest in the RSNs as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under "What is the Treasury portfolio?" or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under "What is the Treasury portfolio?", which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

        If we elect to conduct an optional remarketing and that remarketing is successful:

  •
  settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the "optional remarketing settlement date");

  •
  the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;

  •
  the other modifications to the terms of the RSNs, as described under "What is a remarketing?" above will become effective;

  •
  after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

  •
  you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

        If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under "What is a final remarketing?" below.

        At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

        Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, October 29, 2018 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the "final remarketing period," the remarketing during this period as the "final remarketing" and the date the RSNs are priced in the final remarketing as the "final remarketing date." In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

        A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

        Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the purchase contract settlement date.

        Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.

What happens if the RSNs are not successfully remarketed?

        If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a "failed remarketing," holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder's obligations to us under the related purchase contracts, thereby satisfying the holder's obligations in full, and the RSNs underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

        No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See "Description of the Purchase Contracts—Notice to Settle with Cash."

Which provisions will govern the RSNs following the remarketing?

        The remarketed RSNs will be governed by the indenture under which they were issued as part of the Corporate Units. However, following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under "What is a remarketing?" above.

If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?

        Yes. If you hold separate RSNs, you may elect to have your RSNs remarketed by the remarketing agent along with the RSNs underlying the Corporate Units as described under "Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units." You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

        You may satisfy your obligation under the purchase contracts as follows:

  •
  on an early settlement date as described under "Can I settle the purchase contract early?" above and under "What happens if there is early settlement upon a fundamental change?" below;

  •
  on the purchase contract settlement date if you own Corporate Units:

  •
  through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the RSNs underlying the Corporate Units, as described under "What is a final remarketing?" above; or

  •
  in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under "What is an optional remarketing?" above; or

    •
    through cash settlement as described under "Do I have to participate in the remarketing?" above or through exercise of the put right or cash settlement as described under "What happens if the RSNs are not successfully remarketed?" above; or

    •
    on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.

        In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under "Description of the Purchase Contracts—Termination."

        If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.

        If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See "Description of the Purchase Contracts—Early Settlement" and "Description of the Purchase Contracts—Termination."

What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?

        Subject to any deferral as described in "Are payments subject to deferral?" above, the RSNs will bear interest at the rate of         % per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2016 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under "When will the interest rate on the RSNs be reset and what is the reset rate?"), or if the interest rate has not been reset, at the initial interest rate of        % per year. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See "What is a remarketing?" above.

When will the interest rate on the RSNs be reset and what is the reset rate?

        The interest rate on the RSNs may be reset in connection with a successful remarketing as described above under "What is an optional remarketing?" and "What is a final remarketing?" The "reset rate" will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing agent to remarket the RSNs on the remarketing date for a price of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on the RSNs depending on the results of the remarketing and market conditions at that time. The interest rate on the RSNs will not be reset if there is not a successful remarketing and the RSNs will continue to bear interest at the initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.

When may the RSNs be redeemed?

        We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after November 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.

What happens if there is early settlement upon a fundamental change?

        If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 20th business day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change," plus an additional make-whole amount of shares, or the "make-whole shares," so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the "fundamental change early settlement right."

        A "fundamental change" means (1) a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than us or our wholly-owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock (provided that a person shall not be deemed a beneficial owner of, or to own beneficially, (x) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (y) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D, Schedule 13G or any successor schedule under the Exchange Act); (2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; (3) our common stock ceases to be listed on at least one of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (4) our shareholders approve our liquidation, dissolution or termination.

        We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within 10 business days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the "fundamental change early settlement date"), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date (such period, subject to extension as described below, the "fundamental change exercise period"), payment of $50 for each purchase contract being settled in immediately available funds.

        If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change." In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

        We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder's exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant "stock price."

        Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of                        Corporate Units.

        A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the RSNs?

        The RSNs will be subordinated to all our existing and future Priority Indebtedness. The RSNs will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See "Description of the Remarketable Junior Subordinated Notes—Subordination."

How will the RSNs be evidenced?

        The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

        In a few special situations described in "Description of the Remarketable Junior Subordinated Notes—Book Entry Issuance—The Depository Trust Company," a book-entry security representing the RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs.

What are the U.S. federal income tax consequences related to the Equity Units and RSNs?

        Although the Internal Revenue Service (the "IRS") has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes.

        The terms of the Equity Units are similar to the units considered in the Revenue Ruling noted above, although they vary in some respects. Based on that Revenue Ruling, although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract.

        We intend to treat the RSNs as "variable rate debt instruments" that are subject to applicable U.S. Treasury regulations that apply to "reset bonds." Under this treatment, you will be required to take into account interest payments on the RSNs at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. See "Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs—Possible Alternative Characterizations."

        If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner's applicable ownership interest in the Treasury portfolio, and, if appropriate, "original issue discount" or acquisition discount (as described under "Material United States Federal Income Tax Consequences") on the applicable ownership interest in the Treasury portfolio.

        We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under "Material United States Federal Income Tax Consequences") when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under "Material United States Federal Income Tax Consequences") as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

        For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see "Material United States Federal Income Tax Consequences." Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?

        Yes. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and similar federal, state, local and foreign laws that are substantively similar or are of similar effect ("Similar Law") impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, an employee benefit plan subject to the investing fiduciary's determination that the investment satisfies

ERISA's fiduciary standards and other requirements under ERISA, the Code and/or Similar Law. An investing fiduciary that proposes to cause an employee benefit plan, or to act on behalf of an employee benefit plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Law to such investment, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and should determine on its own whether all conditions of such exemption or exemptions have been satisfied. See "ERISA Considerations."

What are the uses of proceeds from the offering?

        We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $         million (approximately $         million if the underwriters exercise their option in full to purchase additional Equity Units), after deducting the underwriting discounts and commissions and estimated offering expenses.

        In addition, we estimate that we will receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $         million from our concurrent common stock offering (approximately $         million if the underwriters of such offering exercise in full their option to purchase additional shares of common stock). The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the concurrent common stock offering.

        We intend to use the net proceeds from this offering, together with cash on hand and proceeds from the concurrent offering of common stock and new debt to fund a portion of the cash consideration payable in connection with the Transaction. However, the consummation of this offering is not conditioned on the closing of the Transaction. If we do not consummate the Transaction, we will retain broad discretion to use all of the net proceeds from this offering for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.

What are the risks relating to the Equity Units?

        See "Risk Factors" and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, and under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

The Offering—Explanatory Diagrams

        The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.

Corporate Units

        A Corporate Unit consists of two components as described below:

(1)
Contract adjustment payments may be deferred as described under "Description of the Purchase Contracts—Contract Adjustment Payments" below.

(2)
Each owner of an undivided beneficial ownership interest in RSNs will be entitled to 1/20, or 5%, of each interest payment paid in respect of a $1,000 principal amount RSN.

(3)
Interest payments may be deferred as described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments" below. In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)
RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs represents a 1/20, or 5%, undivided beneficial ownership interest in a RSN having a principal amount of $1,000.

        The holder of a Corporate Unit owns the 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

        If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.

Treasury Units

        A Treasury Unit consists of two components as described below:(1)

(1)
Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the RSNs held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)
Contract adjustment payments may be deferred as described under "Description of the Purchase Contracts—Contract Adjustment Payments" below.

        The holder of a Treasury Unit owns the 1/20, or 5%, undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

        Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition,

the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)
The "reference price" is $            , which will be the public offering price of our common stock in the concurrent common stock offering.

(2)
The "threshold appreciation price" is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $            and represents appreciation of approximately        % over the reference price.

(3)
If the applicable market value of our common stock is less than or equal to the reference price of $            , shares of our common stock (subject to adjustment).

(4)
If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $            , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be            shares (subject to adjustment).

(6)
The "applicable market value" means the average VWAP of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The RSNs

        The RSNs have the terms described below:

(1)
Interest payments may be deferred as described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments" and interest payment dates will be adjusted in a successful remarketing as described under "Description of the Remarketable Junior Subordinated Notes—Remarketing." In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(2)
Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under "Description of the Purchase Contracts—Remarketing."

Transforming Corporate Units into Treasury Units and RSNs

(1)
Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN having a principal amount of $1,000.

(2)
RSNs will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under "Description of the Purchase Contracts—Remarketing."

(3)
Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments." In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)
Contract adjustment payments may be deferred as described under "Description of the Purchase Contracts—Remarketing."

        The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate RSN.

  •
  Because the RSNs and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

  •
  To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and an RSN having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on October 31, 2018.

  •
  The RSN, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

  •
  A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

  •
  The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

  •
  During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

  •
  Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and an RSN having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

 Illustrative Remarketing Timeline

        The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
July 23, 2018 (five business days prior to the first day of the optional remarketing period)	We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.
July 26, 2018 (two business days prior to the beginning of the optional remarketing period)
Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•

Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

• Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.
July 30, 2018 to October 15, 2018	Optional remarketing period:

•

if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the third business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date); and

• if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.
No later than October 16, 2018 (seven calendar days prior to the first day of the final remarketing period)
If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

Date	Event
October 16, 2018 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.
October 19, 2018 (two business days prior to the first day of the final remarketing period)	Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•

Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

• Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and
• Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.
October 22, 2018 (one business day prior to the first day of the final remarketing period)
Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).
October 23, 2018 to October 29, 2018 (final remarketing period)
If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.
October 30, 2018 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.
October 31, 2018 (one business day prior to the purchase contract settlement date)
If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.
November 1, 2018 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

Summary Historical and Pro Forma Financial Information

        The following tables set forth certain historical financial information for us, as well as certain pro forma financial information after giving effect to the Transaction.

Our Summary Historical Financial Information

        The following tables set forth, for the periods and at the dates indicated, our summary consolidated financial information. We have derived the summary consolidated income statement information for each of the three years in the period ended December 31, 2014, and the summary consolidated balance sheet information at December 31, 2014 and December 31, 2013 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We have derived the summary consolidated income information and the other financial information for the nine months ended September 30, 2015 and September 30, 2014, and the summary consolidated balance sheet information at September 30, 2015 and September 30, 2014, from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. Historical results are not indicative of the results to be expected in the future. In addition, our results for the nine months ended September 30, 2015, are not necessarily indicative of results expected for the full year ending December 31, 2015. This summary consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes in our Annual Report on Form 10-K/A for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated by reference in this prospectus supplement.

	Years Ended December 31,			Nine Months Ended September 30,
	2014	2013	2012	2015	2014
	(Thousands)
Income Statement Information:
Total revenue	$1,393,570	$1,275,852	$1,173,884	$986,346	$1,015,493
Total operating expenses	$1,129,702	$1,016,407	$897,442	$956,748	$822,410
Operating income	$263,868	$259,445	$276,442	$29,598	$193,083
Net income (loss) available for common stock	$130,889	$117,423	$102,440	$(17,935)	$96,355
Other Financial Information:
Net income, as adjusted (non-GAAP)(1)	$130,889	$110,325	$90,704	$101,515	$96,355
EBITDA, as adjusted (non-GAAP)(1)	$411,294	$398,567	$403,054	$328,203	$302,927

	At December 31,		At September 30,
	2014	2013	2015	2014
	(Thousands)
Balance Sheet Information:
Assets
Current assets:
Cash and cash equivalents	$21,218	$7,841	$38,841	$11,939
Total current assets	454,036	345,288	402,282	373,952
Total property, plant and equipment, net	3,205,471	2,953,055	3,264,697	3,120,449
Total assets	4,245,902	3,837,936	4,246,562	4,038,524
Liabilities and capitalization
Current liabilities:
Notes payable	75,000	82,500	117,900	184,000
Current maturities of long-term debt	275,000	—	—	275,000
Total current liabilities	651,281	378,394	448,757	727,043
Capitalization:
Long-term debt, less current maturities	1,267,589	1,396,948	1,567,797	1,107,519
Total stockholders' equity	1,353,884	1,283,500	1,287,212	1,334,725
Total liabilities and capitalization	4,245,902	3,837,936	4,246,562	4,038,524

(1)
Net income, as adjusted (non-GAAP) and EBITDA, as adjusted (non-GAAP) are defined under "—Non-GAAP Financial Measures" below.

Non-GAAP Financial Measures

        The body of accounting principles generally accepted in the United States is commonly referred to as "GAAP." A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. In this prospectus supplement, we disclose net income, as adjusted, pro forma net income, as adjusted and EBITDA, as adjusted, and pro forma EBITDA, as adjusted, each of which is a non-GAAP financial measure.

Income from Continuing Operations and Net Income (loss), as Adjusted

        In addition to presenting its earnings information in conformity with GAAP, the Company has provided non-GAAP earnings data reflecting adjustments for special items as specified in the GAAP to non-GAAP adjustment reconciliation table below. Income from Continuing Operations, as adjusted, and Net income (loss), as adjusted, are defined as Income from Continuing Operations, and Net income (loss), adjusted for expenses and gains that the Company believes do not reflect the Company's core operating performance. The Company believes that non-GAAP financial measures are useful to investors because the items excluded are not indicative of the Company's continuing operating results. The Company's management uses these non-GAAP financial measures as an indicator for planning and forecasting future periods. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The presentation of these non-GAAP financial measures should not be construed as an inference that future results will not be affected by unusual, non-routine, or non-recurring items.

EBITDA and EBITDA, as adjusted

        We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA, as adjusted (EBITDA adjusted for special items as defined by management), both non-GAAP measures, are important supplemental measures of operating performance. We believe EBITDA and EBITDA, as adjusted, when considered with measures calculated in accordance with GAAP, give investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past and present operating results and as a means to evaluate the results of core on-going operations.

        Our presentation of EBITDA may be different from the presentation used by other companies and, therefore, comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered a measure of our liquidity. We compensate for these limitations by providing relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliation to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

        Reconciliations of EBITDA, as adjusted (non-GAAP), and net income, as adjusted (non-GAAP) to the Company's most directly comparable GAAP measures are provided below.

	Years Ended December 31,			Nine Months Ended September 30,
	2014	2013	2012	2015	2014
	(Thousands)
Net income, as adjusted (non-GAAP):
Income (Loss) from Continuing Operations (GAAP)	$130,889	$118,308	$109,417	$(17,935)	$96,355
Income (Loss) from Discontinued Operations (GAAP)	—	(884)	(6,977)	—	—

Net Income (GAAP)	130,889	117,423	102,440	(17,935)	96,355

Adjustments; after-tax:
Interest Rate Swaps—MTM (Gain) Loss	—	(19,609)	(1,223)	—	—
Prepayment of BHW project finance costs (net of interest savings)	—	6,577	—	—	—
Corporate refinancing (net of interest savings)	—	5,934	—	—	—
Deferred Finance Charges	—	—	973	—	—
Asset impairment—Oil and Gas	—	—	31,899	113,076	—
Impairment of equity investments	—	—	—	3,360	—
Gain on Sale of Bakken and Three Forks Shale Assets	—	—	(49,001)	—	—
Incentive Compensation (Williston Basin Sale)	—	—	2,605	—	—
Make Whole Provision	—	—	3,011	—	—
Acquisition/integration costs	—	—	—	3,014	—
Rounding	—	—	—	—	—

Total Adjustments	—	(7,098)	(11,736)	119,450	—

Income (Loss) from Continuing Operations, as adjusted (non-GAAP)	$130,889	$111,209	$97,681	$101,515	$96,355

Net Income, as adjusted (non-GAAP)	$130,889	$110,325	$90,704	$101,515	$96,355

EBITDA, as adjusted (non-GAAP):
Income from continuing operations (GAAP)	$130,889	$118,308	$109,416	$(17,935)	$96,355
Depreciation, depletion and amortization	144,744	137,323	145,923	116,821	107,754
Impairment of Oil and Gas Assets	—	—	49,571	178,395	—
Interest expense, net	69,036	110,065	111,652	58,790	50,545
Unrealized (gain) loss on interest rate swaps, net	—	(30,169)	(1,882)	—	—
Income tax benefit (expense)	66,625	63,041	60,219	(14,640)	48,272
Rounding	—	(1)	1	1	1

EBITDA (non-GAAP)	411,294	398,567	474,900	321,432	302,927

Less adjustments:
Impairment of equity investments	—	—	—	5,170	—
Acquisition/Integration costs	—	—	—	1,601	—
Gain on sale of operating assets—Williston Basin assets	—	—	(75,854)	—	—
Incentive compensation—Williston Basin assets	—	—	4,008	—	—

EBITDA, as adjusted (non-GAAP)	$411,294	$398,567	$403,054	$328,203	$302,927

Pro forma net income, as adjusted, EBITDA and EBITDA, as adjusted

        In addition, the Company has presented pro forma net income, as adjusted (non-GAAP) and pro forma EBITDA, as adjusted (non-GAAP), which represent net income, as adjusted (non-GAAP) and EBITDA, as adjusted (non-GAAP), respectively, taking into account pro forma adjustments with respect to the acquisitions of SourceGas, as described below under "—Summary Unaudited Pro Forma Financial Information." The same considerations that are described above with respect to net income, as adjusted (non-GAAP) and EBITDA, as adjusted (non-GAAP) apply to pro forma net income, as adjusted (non-GAAP) and pro forma EBITDA, as adjusted (non-GAAP).

        The following table provides reconciliations of pro forma net income, as adjusted (non-GAAP) and pro forma EBITDA, as adjusted (non-GAAP), to the Company's most directly comparable pro forma GAAP measures for the year ended December 31, 2014 and the nine months ended September 30, 2015.

	Year Ended December 31, 2014	Nine Months Ended September 30, 2015
	(Thousands)	(Thousands)
Pro forma net income, as adjusted (non-GAAP):
Pro forma net income (loss)	$129,726	$(26,051)

Asset impairment—Oil and Gas	—	113,076
Impairment of equity investments	—	3,360
Acquisition/integration costs	—	3,014

Total adjustments	—	119,450

Pro forma net income, as adjusted (non-GAAP)	$129,726	$93,399

Pro forma EBITDA, as adjusted (non-GAAP):
Pro forma net income (loss)	$129,726	$(26,051)
Interest expense, net	142,362	126,562
Unrealized (gain) loss on interest rate swaps, net	—	—
Depreciation, depletion and amortization	185,748	151,415
Impairment of Oil and Gas Assets	—	178,395
Income tax (benefit) expense	64,389	(18,288)

Pro forma EBITDA (non-GAAP)	522,225	412,033

Impairment of equity investments	—	5,170

Pro forma EBTIDA, as adjusted (non-GAAP)	$522,225	$417,203

Summary Unaudited Pro Forma Financial Information

        The following tables set forth, for the periods and at the dates indicated, summary unaudited pro forma financial information for BHC after giving effect to the Transaction. The summary unaudited pro forma income statement information for the year ended December 31, 2014 and for the nine months ended September 30, 2015 gives effect to the Transaction as if it was completed on January 1, 2014. The summary unaudited pro forma balance sheet information as of September 30, 2015 gives effect to the Transaction as if it were completed on such date. We have derived this summary unaudited pro forma combined condensed financial information from the unaudited pro forma combined condensed financial statements contained in our Current Report on Form 8-K filed with the SEC on November 16, 2015, which is incorporated by reference in this prospectus supplement.

        The combined historical consolidated financial information has been adjusted in the summary unaudited pro forma financial information below to give effect to pro forma events that are:

  •
  directly attributable to the Transaction;

  •
  factually supportable; and

  •
  with respect to income statement information, expected to have a continuing impact on the combined results of BHC and SourceGas.

        The summary unaudited pro forma financial information below does not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Transaction. Further, the summary unaudited pro forma financial information does not reflect the effect of any regulatory actions that may impact the unaudited pro forma combined condensed financial statements when the Transaction is completed. The unaudited pro forma income statement information reflects adjustments to remove the effect of transaction costs associated with the Transaction that have been incurred by BHC and are included in its historical financial statements. Certain amounts in SourceGas's historical balance sheets and statements of income have been reclassified to conform to BHC's presentation in the unaudited pro forma combined condensed financial statements.

        Among other things, the summary unaudited pro forma information, and the unaudited pro forma combined condensed financial statements from which it is derived, reflects an assumed $233.0 million of borrowings under our credit facility (with a corresponding increase in cash) and an assumption that we will draw $450.0 million of short-term debt under the Bridge Term Loan Agreement in lieu of the $450.0 million of long-term debt from a proposed future debt offering, as described in Note 3 (Financing the Acquisition) to the unaudited pro forma combined condensed financial statements. However, we currently expect to issue long-term debt in a proposed future debt offering in lieu of drawing under the Bridge Term Loan Agreement and to draw on our credit facility only to the extent necessary to fund the remaining balance of the purchase price for the Transaction. As a result, the sources and uses information described below and under "Use of Proceeds" reflects an assumption that we will finance the acquisition through a draw under our credit facility in the amount of $34.2 million and the issuance of $450.0 million of long-term debt (in addition to the proceeds from this offering and the concurrent common stock offering and assuming the continuation of $873.7 million of SourceGas's indebtedness).

        Assumptions and estimates underlying the pro forma adjustments are described in the notes accompanying the unaudited pro forma combined condensed financial statements incorporated by reference in this prospectus supplement, which should be read in connection with the summary unaudited pro forma financial information set forth below. Because the unaudited pro forma combined condensed financial statements have been prepared in advance of the completion of the Transaction, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change as a result of market conditions, further review of the assets acquired and liabilities assumed and additional information available at the time of the closing of the Transaction, among other things.

        The summary unaudited pro forma financial information below has been presented for illustrative purposes only and is not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. In addition, results for the nine months ended September 30, 2015 are not necessarily indicative of results expected for the full year ending December 31, 2015.

	Year Ended December 31, 2014	Nine Months Ended September 30, 2015
	(Thousands)
Pro Forma Income Statement Information:
Revenue	$1,885,698	$1,320,047
Total operating expenses	$1,553,277	$1,236,011
Operating income	$332,421	$84,036
Net income (loss) available for common stock	$129,726	$(26,051)

At September 30, 2015
(Thousands)
Pro Forma Balance Sheet Information:
Assets
Current assets:
Cash and cash equivalents	$239,608
Total current assets	$693,840
Total property, plant and equipment, net	$4,206,927
Total assets	$6,493,342
Liabilities and stockholders' equity
Current liabilities:
Notes payable	$800,867
Current portion of long-term debt	$—
Total current liabilities	$1,258,082
Capitalization:
Long-term debt, net of current maturities	$2,701,543
Total stockholders' equity	$1,474,830
Total capitalization	$4,176,373
Total liabilities and stockholders' equity	$6,493,342

RISK FACTORS

        In considering whether to invest in our Equity Units, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, all of which are incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

        The Corporate Units consist of a purchase contract to acquire our common stock and an interest in RSNs issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the RSNs; you would be making an investment decision with respect to our common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.

 Risks Related to Investing in the Equity Units

You assume the risk that the market value of our common stock may decline.

        The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $            , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

        In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

        Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately        % over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately        % of the value of the shares of common stock you could have purchased with $50.00 at the public offering price of our common stock in the concurrent common stock offering.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

        The trading prices of Corporate Units, which we intend to apply to list on the NYSE, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, as well as under "Forward-Looking Statements" in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, RSNs and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

        If a fundamental change (as defined below under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change") occurs prior to the 20th business day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change" below), is in excess of $            per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares." Although the make-whole shares are designed to compensate you for the lost value of your Equity

Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

        In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder's exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

        The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, third-party tender and exchange offers and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See "Description of the Purchase Contracts—Anti-dilution Adjustments." In addition, we will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for the previously declared cash dividend in the amount of $0.405 per share for which the record date occurs on November 17, 2015 and the related payment date occurs on December 1, 2015. There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, we are offering shares of common stock in the concurrent common stock offering and, other than as described under "Underwriting," we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or RSNs may be illiquid.

        It is not possible to predict how Corporate Units, Treasury Units or RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or RSNs. We intend to apply to list the Corporate Units on the NYSE under the symbol "BKHU" and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. We will not list the Treasury Units or the RSNs on any exchange or quotation system. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the NYSE or that trading in the Corporate Units will not be suspended as a result of holders' elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the NYSE.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

        Although you will be the beneficial owner of the undivided beneficial ownership interests in RSNs, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under "Prospectus Supplement Summary—The Offering—What is the Treasury portfolio?", as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of, among other things, the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court's power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the RSNs, the terms of your RSNs will be modified even if you elect not to participate in the remarketing.

        When we attempt to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under "Description of the Purchase Contracts—Remarketing." If the remarketing is successful, the modified terms will apply to all the RSNs, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever we remarket the RSNs, we will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on the RSNs may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

        The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement, the purchase contracts or the purchase contract agent. The RSNs constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in RSNs included in the

Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.

        The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on the RSNs.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

        The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder's exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the RSNs will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

        Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Priority Indebtedness, under the indenture pursuant to which the RSNs will be issued. As of September 30, 2015, we had approximately $1.025 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs. If we incur additional debt or liabilities, our ability to pay our obligations on the RSNs could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities, including in connection with the Transaction, as discussed under "Prospectus Supplement Summary—Pending SourceGas Acquisition." In addition, except as described under "Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances," we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

        There are no financial covenants in the indenture, and there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction.

The RSNs and the contract adjustment payments are subordinated to our existing and future Priority Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

        The RSNs and the contract adjustment payments will be obligations exclusively of Black Hills and will not be guaranteed by any of our subsidiaries. The RSNs and contract adjustment payments are subordinated to our existing and future Priority Indebtedness (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination") and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the RSNs will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

        As of September 30, 2015, we had approximately $1.025 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.

        Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries' earnings and business considerations. See "Price Range of Common Stock and Dividends." Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

        We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading price of the Equity Units.

        We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

If we exercise our right to defer interest payments on the RSNs, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected.

        Prior to any successful remarketing of the RSNs, we may at our option defer interest payments on the RSNs for one or more consecutive interest periods. During any "deferral period" (as defined under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments" below), holders of the RSNs will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate RSNs may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

You may have to include interest in your taxable income before you receive cash.

        If we exercise our right to defer interest payments on the RSNs, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes in respect of your RSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See "Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs."

Other tax treatments of the RSNs are possible.

        We intend to treat the RSNs as "variable rate debt instruments" that are subject to applicable U.S. Treasury regulations that apply to "reset bonds." Under this treatment, except as described above, you will be required to take into account interest payments on the RSNs at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN as ordinary income. See "Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs—Possible Alternative Characterizations."

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.

        Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See "Material United States Federal Income Tax Consequences."

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

        For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a "constructive distribution" of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed distribution to you even though you do not actually receive any cash or other property in connection with such adjustment. If you are a non-U.S. holder (as defined under "Material United States Federal Income Tax Consequences"), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See "Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts" and "Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax."

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

        We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under "Material United States Federal Income Tax Consequences") when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under "Material United States Federal Income Tax Consequences") as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See "Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts" and "Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax." Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

Non-U.S. holders may be subject to U.S. federal income tax in connection with a sale, exchange or other disposition of the purchase contracts or our common stock.

        We believe that we may have been, may currently be, or may become, a U.S. real property holding company. As a result, non-U.S. holders of the purchase contracts or our common stock may be subject to United States federal income tax in respect of payments in connection with a sale, exchange or other disposition of the purchase contracts or our common stock. Certain exceptions to this tax may apply if our common stock or the purchase contracts are regularly traded on an established securities market, as discussed in "Material United States Federal Income Tax Consequences—Non-U.S. Holders—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock." We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.

The trading price and liquidity of the Equity Units or our common stock could be adversely impacted if the material weakness in our internal control over financial reporting is not fully remediated and results in a material misstatement of our financial statements.

        In preparing our Form 10-Q for the quarter ended June 30, 2015, we identified certain immaterial errors in full cost ceiling test impairment calculation that impacted our previously issued consolidated financial statements. Our management concluded, and our independent registered public accounting firm agreed, that our internal control over financial reporting was not effective as of December 31, 2014 due to a material weakness relating to these immaterial errors. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement in our annual or interim financial statements will not be prevented or detected on a timely basis. Our management has implemented a remediation plan and believes that the steps taken have effectively remediated the material weakness; however, confirmation of the remediation and removal of the material weakness are dependent upon the controls operating effectively over time and assessment of our internal control over financial reporting as of December 31, 2015. If these remedial measures are insufficient and result in a material misstatement of our financial statements, investors could lose confidence in our reported financial information, which could adversely impact the trading price and liquidity of the Equity Units or our common stock.

Risks Related to the SourceGas Acquisition

The Transaction may not be completed or may be approved subject to unfavorable regulatory conditions, which could adversely affect anticipated benefits for our business, financial condition, results of operations or stock price.

        On July 12, 2015, Black Hills Utility Holdings entered into the Purchase and Sale Agreement to acquire SourceGas. We expect to complete the Transaction in the first half of 2016, subject to customary closing conditions, including regulatory approval from Arkansas Public Service Commission, Colorado Public Utilities Commission, Nebraska Public Service Commission and Wyoming Public Service Commission. The Purchase and Sale Agreement requires us to use our reasonable best efforts to obtain these approvals. Such closing conditions and approvals may take longer than anticipated to satisfy, which could delay the closing of the Transaction, and we cannot provide assurances that all closing conditions will be satisfied or waived or that we will obtain all required approvals.

        The regulatory commissions or interveners in the approval proceedings could seek to block or challenge the Transaction or one or more regulatory commissions could impose restrictions or require changes to the terms of the Transaction they deem necessary or desirable in the public interest as a condition to approving the Transaction, including restrictions on the business, operations, or financial performance of our utilities and the utilities we would acquire from SourceGas. Any such challenges could delay the closing of the Transaction. If these approvals are not received, then we will not be obligated to complete the Transaction. If these approvals are not received, or are not received on terms that satisfy the conditions set forth in the Purchase and Sale Agreement, then the sellers will not be obligated to complete the Transaction. However, if these approvals include restrictions or require changes to the terms of the Transaction, we may be required to complete the Transaction subject to such restrictions and changed terms, which could materially and adversely affect our business results and financial condition.

        The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was terminated early on August 18, 2015.

        The Purchase and Sale Agreement contains certain termination rights for both us and the sellers, including, among others, the right to terminate if the Transaction is not completed by July 12, 2016 (subject to extension to October 12, 2016, under certain circumstances related to fulfillment of the regulatory approval closing conditions).

The Transaction may not achieve its intended results, including anticipated operating efficiencies and cost savings, and integration efforts may adversely affect our business, financial condition or results of operations, which may negatively affect the market price of our common stock.

        While management currently anticipates that the Transaction will be accretive to our earnings per share, as adjusted (non-GAAP) beginning in the first calendar year after closing of the Transaction, this expectation is based on preliminary estimates which may materially change. In addition, although we expect that the Transaction will result in various other benefits, including a significant amount of operating efficiencies and other financial and operational benefits, there can be no assurance regarding when or the extent to which we will be able to realize these operating efficiencies or other benefits. Achieving the anticipated benefits is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend and whether our costs to finance the Transaction will be consistent with our expectations. Events outside of our control, including but not limited to regulatory changes or developments, could also adversely affect our ability to realize the anticipated benefits from the Transaction. Thus the integration of SourceGas's business may be unpredictable, subject to delays or changed circumstances, and we can give no assurance that the acquired businesses will perform in accordance with our expectations or that our expectations with respect to integration or operating efficiencies as a result of the Transaction will materialize. In addition, our anticipated transaction costs and costs to achieve the integration of SourceGas may differ significantly from our current estimates. The integration may place an additional burden on our management and internal resources, and the diversion of management's attention during the integration process could have an adverse effect on our business, financial condition and expected operating results. Any of these factors could cause a decrease in the price of our common stock.

The Transaction may subject us to other risks.

        The Transaction subjects us to a number of additional risks, including the following:

  •
  Uncertainty about the effect of the Transaction on employees, customers, vendors and others may have an adverse effect on us. Although we intend to take steps designed to reduce any adverse effects, these uncertainties may impair our ability to attract, retain and motivate key personnel until the Transaction is completed, and for a period of time thereafter, and could cause vendors and others that deal with us to seek to change existing business relationships.

  •
  The trading price of our common stock may decline if the Transaction is not completed, to the extent that the current market price reflects a market assumption that the Transaction will be completed.

  •
  While the Transaction is pending, we are subject to business uncertainties that could materially adversely affect our financial results.

  •
  We cannot be assured that our credit ratings will not be lowered as a result of the proposed Transaction or for any other reason, including the failure to consummate the Transaction. Any reduction in our credit ratings could adversely affect our ability to complete the Transaction, our access to capital, our cost of capital and our other operating costs, and our ability to refinance or repay our existing debt and complete new financings, including permanent financing of the Transaction on acceptable terms or at all.

  •
  U.S. credit markets may impact our ability to execute our plan in securing permanent financing for the Transaction on favorable terms. We expect to pay the purchase price of the Transaction as described under "Use of Proceeds". Unexpected periods of volatility and disruption in U.S. credit markets could affect our ability to obtain permanent financing for the Transaction more difficult and costly. Unexpected volatility on utility stock indexes could also have an unfavorable impact on our stock price, which could affect our ability to raise equity on favorable terms.

        The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition or results of operations or the trading price of our common stock.

We expect to issue significant debt, common stock and Equity Units to provide permanent financing for the Transaction in lieu of or to refund borrowings under the Bridge Term Loan Agreement and, as a result, we are subject to market risks including market demand for debt offerings, interest rate volatility, and adverse impacts on our credit ratings.

        On August 6, 2015, we entered into the Bridge Term Loan Agreement for commitments totaling $1.17 billion, which may be used to finance all or a significant portion of the Transaction and pay related fees and expenses in the event that permanent financing is not completed at the time of the closing. The permanent financing is anticipated to include $260 million of proceeds from the Equity Units, approximately $245 million of proceeds from our concurrent common stock offering, approximately $450 million of new long-term indebtedness and the continuation of a portion of SourceGas's debt as of the closing of the Transaction, with the remainder being funded from cash on hand (which may include proceeds of a potential sale of a portion of Black Hills Colorado IPP, LLC), draws under our revolving credit agreement or other short term financings. As a result, it is anticipated that our debt will increase by $1.6 billion in connection with the Transaction.

        Although we and our advisers believe we have taken prudent steps to position the Company and its subsidiaries for successful capital raises, there can be no assurance as to the ultimate cost or availability of funds to complete the permanent financing.

        Among other risks, the planned increase in indebtedness may:

  •
  make it more difficult for us to repay or refinance our debts as they become due during adverse economic and industry conditions;

  •
  limit our flexibility to pursue other strategic opportunities or react to changes in our business and the industry in which we operate and, consequently, place us at a competitive disadvantage to competitors with less debt;

  •
  require an increased portion of our cash flows from operations to be used for debt service payments, thereby reducing the availability of cash flows to fund working capital, capital expenditures, dividend payments and other general corporate purposes;

  •
  result in a downgrade in the credit rating of our indebtedness, which could limit our ability to borrow additional funds or increase the interest rates applicable to our indebtedness;

  •
  result in higher interest expense in the event of increases in market interest rates for both long-term debt as well as short-term commercial paper, bank loans or borrowings under our line of credit at variable rates;

  •
  reduce the amount of credit available to support hedging activities; and

  •
  require that additional terms, conditions or covenants be placed on us.

        Among other risks, the issuance of additional equity pursuant to the offering hereby may:

  •
  be dilutive to our existing shareholders and earnings per share;

  •
  impact our capital structure and cost of the capital;

  •
  be adversely impacted by movements in the overall equity markets or the utility or natural gas utility industry sectors of that market, which could impact the offering price of our new equity or necessitate the use of other equity or equity-like instruments such as preferred stock, convertible preferred shares, or convertible debt; and

  •
  impact our ability to make our current and future dividend payments.

The summary unaudited pro forma financial information contained elsewhere in or incorporated by reference in this prospectus supplement may not be representative of the combined results of the Company and SourceGas after the consummation of the Transaction and related financings, and accordingly, you have limited financial information on which to evaluate the integrated companies.

        The summary unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction and related financings been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The summary unaudited pro forma financial information does not reflect future events that may occur after the closing of the Transaction and related financings, including the potential realization of operating efficiencies or costs related to the planned integration of SourceGas, and does not consider potential impacts of current market conditions on revenues or expenses. The summary unaudited pro forma financial information presented in or incorporated by reference into this prospectus supplement is based in part on certain assumptions regarding the Transaction and related financings that we believe are reasonable under the circumstances. We cannot assure you that our assumptions will prove to be accurate over time.

We will incur significant transaction and acquisition-related costs in connection with the Transaction.

        We expect to incur significant costs associated with the Transaction and combining the operations of the two companies, including costs to achieve targeted cost-savings. The substantial majority of the expenses resulting from the Transaction will be composed of transaction costs, systems consolidation costs, and business integration and employment-related costs. We may also incur transaction fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of the two companies' businesses. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Failure to complete the Transaction could negatively affect our stock price as well as our future business and financial results.

        If the Transaction is not completed, we will be subject to a number of risks, including:

  •
  we must pay costs related to the Transaction and related financings, including legal, accounting, financial advisory, filing and printing costs, whether the Transaction is completed or not;

  •
  we could be subject to litigation related to the failure to complete the Transaction or other factors, which litigation may adversely affect our business, financial results and stock price; and

  •
  if we complete the offering of Equity Units contemplated by this prospectus supplement or the concurrent offering of common stock, we would be subject to significant earnings per share dilution if we do not find other attractive investment opportunities or undertake other means to reduce our overall shares outstanding.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $         million from the sale of our Equity Units in this offering after deducting the underwriting discounts and commissions and estimated offering expenses. We estimate that we will receive net proceeds of approximately $         million if the underwriters exercise in full their option to purchase up to 780,000 additional Equity Units.

        In addition, we estimate that we will receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $         million, from our concurrent common stock offering (approximately $         million if the underwriters of such offering exercise in full their option to purchase additional shares of common stock). The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the concurrent common stock offering.

        We intend to use the net proceeds from this offering, together with cash on hand and proceeds from the concurrent offering of common stock and new debt, to fund a portion of the cash consideration payable in connection with the Transaction. However, the consummation of this offering is not conditioned on the closing of the Transaction. If we do not consummate the Transaction, we will retain broad discretion to use all of the net proceeds from this offering for general corporate purposes. See "Prospectus Supplement Summary—Pending SourceGas Acquisition" in this prospectus supplement.

        Until the Transaction is consummated (or it is determined that it will not be) these net proceeds will be held in cash or cash equivalents.

        We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt or for other general corporate purposes. We do not intend to use such proceeds to repurchase shares of our common stock.

        The estimated sources and uses of the funds for the Transaction, assuming the Transaction had closed on September 30, 2015, are shown in the table below. Actual amounts will vary from estimated amounts depending on several factors, including:

  •
  the final purchase price, which will be adjusted by the amount by which net working capital of SourceGas is greater than or less than zero at closing, capital expenditures incurred by SourceGas from March 31, 2015 through closing and indebtedness of SourceGas at closing;

  •
  the amount of net proceeds that we receive from this offering of our Equity Units;

  •
  the amount of net proceeds that we receive from our concurrent offering of common stock;

  •
  the amount of net proceeds, if any, that we receive from a proposed future debt offering to finance the Transaction (which also depends on the net proceeds from this offering of Equity Units and the concurrent offering of our common stock);

  •
  the amount of indebtedness of SourceGas that we pay down or refinance at closing; and

  •
  changes in our debt balances and net working capital from September 30, 2015 to the closing.

        There can be no assurance that the Transaction or any of the other financing transactions will be consummated under the terms contemplated or at all. Even if the Transaction or any other financing transactions do not occur, the Equity Units sold in this offering will remain outstanding, and we will not have any obligation to offer to repurchase any or all of the Equity Units sold in this offering.

($ in Thousands) Sources		Uses
Short-term Debt(1)	$34,221	Purchase of SourceGas Stock(5)	$956,254
Proposed Long-term Debt(2)	450,000	Continuation of SourceGas Debt(5)	873,746
Equity Units Offered Hereby(3)	260,000	Fees and Expenses(6)	33,597
Common Stock(4)	245,630
Continuation of SourceGas Debt(5)	873,746

Total Sources	$1,863,597	Total Uses	$1,863,597

(1)
Short term debt is included under "notes payable" in our pro forma financial statements. In addition to the sources and uses relating to this offering described above, the pro forma financial information included in this prospectus supplement also reflects an assumed $198.7 million of additional borrowings under our credit facility and a corresponding increase in cash, which are not reflected in this table.

(2)
Represents estimated gross proceeds of a proposed future debt offering of $450 million but without deduction for underwriters' discounts and commissions and other fees and expenses. We do not have a firmly committed agreement in place related to such debt offering. In the event such long-term debt financing is not available, we may draw on the Bridge Term Loan Agreement as described above under "Prospectus Supplement Summary—Pending SourceGas Acquisition." As a result, the pro forma financial information included in this prospectus supplement reflects an assumption that we will draw $450.0 million of short-term debt under the Bridge Term Loan Agreement (included under "notes payable" in the pro forma financial information in this prospectus supplement) in lieu of the $450.0 million of long-term debt reflected in this table.

(3)
Represents estimated gross proceeds of this offering, but without deduction for underwriters' discounts and commissions and other fees and expenses, based upon the sale of 5,200,000 Corporate Units at $50 per unit, and excluding any proceeds of the underwriters' exercise of their option to purchase additional Corporate Units.

(4)
Represents estimated gross proceeds of the concurrent common stock offering, but without deduction for underwriters' discounts and commissions and other fees and expenses, based upon the sale of 5,500,000 shares at $44.66 per share, the closing price on November 12, 2015, and excluding any proceeds of the underwriters' exercise of their option to purchase additional shares of common stock. See "Concurrent Common Stock Offering" for information about the concurrent common stock offering.

(5)
The purchase price payable at closing of the Transaction will be determined as follows: (a) $1,691,650,000; (b) minus or plus the amount by which net working capital of SourceGas is greater than or less than zero at closing of the Transaction (for purposes of this table, we have assumed no net working capital adjustment); (c) plus capital expenditures incurred by SourceGas from March 31, 2015 through closing of the Transaction (for purposes of this table, we have assumed $140 million of capital expenditures through September 30, 2015); and (d) minus indebtedness of SourceGas at closing of the Transaction. For purposes of this table, we have assumed the continuation of all $874 million of SourceGas's outstanding indebtedness as of September 30, 2015. We expect that a portion of SourceGas's indebtedness will be repaid at or prior to the closing of the Transaction, which would result in additional cash outlays that we expect would be funded from cash on hand (which may include proceeds of a potential sale of a portion of Black Hills Colorado IPP, LLC), draws under our revolving credit agreement or other short term financings. We anticipate that, after giving effect to such repayments (which are not reflected in this table or the pro forma financial information included in this prospectus supplement), approximately $700 million of SourceGas debt will actually be continued. The actual amounts of working capital, capital expenditures and indebtedness of SourceGas at the closing of the Transaction will vary from the assumptions reflected in this table, and any such variations may be material.

(6)
Represents estimated fees and expenses, including underwriters' discounts and commissions, legal, accounting and other fees and expenses associated with the completion of the Transaction and the financing transactions.

 CAPITALIZATION

        The following table sets forth our historical consolidated cash and cash equivalents and capitalization as of September 30, 2015:

  •
  on an actual basis; and

  •
  on an as-adjusted (unaudited) basis, after giving effect to:

  •
  the issuance and sale of the Equity Units, including the RSNs included therein, offered hereby (assuming no exercise of the underwriters' option to purchase additional Equity Units); and

  •
  the issuance and sale of the common stock offered in the concurrent common stock offering (assuming no exercise of the underwriters' option to purchase additional shares of common stock for the concurrent common stock offering); and

  •
  on an as further adjusted (unaudited) basis, after giving effect to:

  •
  the Transaction; and

  •
  the proposed issuance and sale of debt securities to finance the Transaction (which also depends on the net proceeds from this offering of the Equity Units and the concurrent offering of our common stock).

        The historical data in the table are derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus supplement. You should also read this table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation" and our consolidated financial statements and the related notes thereto from our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, as amended by Form 10-Q/A filed on August 7, 2015, June 30, 2015 and September 30, 2015. See "Where You Can Find More Information" in this prospectus supplement.

	As of September 30, 2015
	Actual	As Adjusted	As Further Adjusted
	($ in Thousands)
Cash and Equivalents(1)	$38,841	$528,074	$40,862
Short-term Debt(1)	$117,900	$117,900	$152,121
Long-term Debt(1)(2)	$1,567,797	$1,567,797	$2,441,543
Proposed Long-term Debt(1)(3)	$—	$—	$450,000
2015 Series A % Remarketable Junior Subordinated Notes due 2028(4)	$—	$260,000	$260,000
Total Debt(1)(2)	$1,685,697	$1,945,697	$3,303,664
Total Stockholders' Equity(5)	$1,287,212	$1,474,830	$1,474,830
Total Capitalization	$2,972,909	$3,420,527	$4,778,494
Long-term Debt/Total Capitalization	52.7%	53.4%	66.0%

(1)
Among other things, the summary unaudited pro forma information included in this prospectus supplement, and the unaudited pro forma combined condensed financial statements from which it is derived, reflects an assumed $233.0 million of borrowings under our credit facility (with a corresponding increase in cash) and an assumption that we will draw $450.0 million of short-term debt under the Bridge Term Loan Agreement in lieu of the $450.0 million of long-term debt from a proposed future debt offering, as described in Note 3 (Financing the Acquisition) to the unaudited pro forma combined condensed financial statements. However, we currently expect to issue long-term debt in a proposed future debt offering in lieu of drawing under the Bridge Term Loan Agreement and to draw on our credit facility only to the extent necessary to fund the remaining balance of the purchase price for the Transaction. As a result, for purposes of this table, we have assumed a draw under our credit facility in the amount of $34.2 million (a $198.7 million reduction as compared to the pro forma financial information) and the issuance of $450.0 million of long-term debt.

(2)
For purposes of this table, long-term debt and total debt, each on an as further adjusted (unaudited) basis, have assumed the continuation of all $874 million of SourceGas's outstanding indebtedness as of September 30, 2015. We expect that a portion of SourceGas's indebtedness will be repaid at or prior to the closing of the Transaction, which would result in additional cash outlays that we expect would be funded from cash on hand (which may include proceeds of a potential sale of a portion of Black Hills Colorado IPP, LLC), draws under our revolving credit agreement or other short term financings. We anticipate that, after giving effect to such repayments (which are not reflected in this table or the pro forma financial information included in this prospectus supplement), approximately $700 million of SourceGas debt will actually be continued. The actual amounts of indebtedness of SourceGas at the closing of the Transaction will vary from the assumptions reflected in this table, and any such variation may be material. Long-term debt and total debt, each on an as further adjusted (unaudited) basis, do not give effect to the subsequent incurrence of an additional $40 million of debt by SourceGas under its revolving credit agreement in October 2015.

(3)
Represents estimated gross proceeds of a proposed future debt offering of $450.0 million but without deduction for discounts and other fees and expenses. We do not have a firmly committed agreement in place related to such debt offering. In the event such long-term debt financing is not available, we may draw on the Bridge Term Loan Agreement as described above under "Prospectus Supplement Summary—Pending SourceGas Acquisition."

(4)
The 2015 Series A      % remarketable junior subordinated notes due 2028 are a component of Equity Units. The As Adjusted amount will increase by approximately $39.0 million if the underwriters exercise their option to purchase additional Equity Units in full.

(5)
The As Adjusted and As Further Adjusted amounts for stockholders' equity reflect:

•
an increase in stockholders' equity for the estimated $245.6 million gross proceeds of the concurrent common stock offering, based upon an assumed offering price of $44.66 per share, the closing price of our common stock on November 12, 2015 (such gross proceeds will increase by approximately $36.8 million if the underwriters exercise their option to purchase additional shares of common stock in full);

•
a reduction in stockholders' equity of approximately $27.8 million representing the estimated present value of the contract adjustments payable in connection with the Equity Units (such reduction amount would increase by approximately $4.2 million if the underwriters exercise their option to purchase additional Equity Units in full); and

•
a reduction in stockholders' equity of an estimated $30.2 million of issuance costs (representing estimated fees and expenses, including underwriters' discounts and commissions, legal, accounting and other fees and expenses) for the Equity Units offered hereby and the common stock being offered in the concurrent common stock offering (such reduction amount would increase by an estimated $2.3 million if the underwriters in both this offering and the concurrent common stock offering exercise their options to purchase additional Equity Units and additional shares of common stock).

        If the Transaction closes, the proceeds of this offering are expected to be used in accordance with the Sources and Uses table set forth under "Use of Proceeds" and, until so used or used for general corporate purposes, will be held in cash or cash equivalents. See "Prospectus Supplement Summary—Pending SourceGas Acquisition" in this prospectus supplement for a description of the Transaction.

 PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the NYSE under the symbol "BKH." The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the NYSE and dividends for the quarters indicated. The closing price of our common stock on November 13, 2015 was $44.00.

	Price Range of Common Stock
			Dividend Declared Per Share
	High	Low
2013
First Quarter	$44.32	$36.89	$0.380
Second Quarter	50.53	43.19	0.380
Third Quarter	55.09	46.62	0.380
Fourth Quarter	54.83	47.00	0.380
2014
First Quarter	59.05	51.09	0.390
Second Quarter	61.41	55.23	0.390
Third Quarter	62.13	47.87	0.390
Fourth Quarter	57.17	47.11	0.390
2015
First Quarter	53.37	47.88	0.405
Second Quarter	52.96	43.48	0.405
Third Quarter	47.27	36.81	0.405
Fourth Quarter (through November 13, 2015)	46.77	41.24	0.405

        The number of registered shareholders of our common stock at September 30, 2015 was 4,074. We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements, financial condition and any contractual restriction or restrictions that may be imposed by our existing or future debt instruments. See "Description of Capital Stock—Common Stock."

        The declaration of dividends is at the discretion of our Board of Directors and is not guaranteed. The amount of dividends on our common stock, if any, will depend upon the rights of holders of any preferred stock or preference stock we may issue in the future, our results of operations and financial condition, future capital expenditures and investments, any applicable regulatory and contractual restrictions and other factors that our Board of Directors considers relevant.

        Our credit facilities and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. An event of default would be deemed to have occurred if we did not meet certain financial covenants. The most restrictive financial covenants of our revolving credit agreement include the following: a recourse leverage ratio not to exceed .65 to 1.00. As of December 31, 2014, we were in compliance with those covenants.

        Covenants within the financing agreements of Cheyenne Light, Fuel and Power Company require it to maintain a debt to capitalization ratio of no more than .60 to 1.00. Our utilities in Colorado, Iowa, Kansas and Nebraska have regulatory agreements in which they cannot pay dividends if they have issued debt to third parties and the payment of a dividend would reduce their equity ratio to below 40% of their total capitalization; and neither Black Hills Utility Holdings, Inc. nor its utility subsidiaries can extend credit to the Company except in the ordinary course of business and upon reasonable terms consistent with market terms. Additionally, our utility subsidiaries may generally be limited to the amount of dividends allowed by state regulatory authorities to be paid to us as a utility holding company and also may have further restrictions under the Federal Power Act. As of December 31, 2014, the restricted net assets at our Electric and Gas Utilities were approximately $315 million.

        On October 27, 2015, we declared a cash dividend of $0.405 per share of our common stock, which will be paid on December 1, 2015 to holders of record as of November 17, 2015.

CONCURRENT COMMON STOCK OFFERING

        Concurrently with this offering of Equity Units, under a separate prospectus supplement dated the date hereof, we are offering 5,500,000 shares of common stock (6,325,000 shares if the underwriters of such offering exercise in full their option to purchase additional shares of common stock) in an underwritten public offering. The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent upon the completion of the concurrent common stock offering. We plan to use the proceeds from the concurrent common stock offering and the proceeds of this offering to fund a portion of the consideration for the Transaction and pay certain fees and expenses relating to the Transaction. See "Use of Proceeds."

        The foregoing description and other information regarding the concurrent common stock offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any common stock included in the concurrent common stock offering.

 ACCOUNTING TREATMENT

        The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders' equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

        The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders' equity.

        Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $        .

        Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the RSNs could be affected by any new accounting rules that might be issued by these groups.

 DESCRIPTION OF THE EQUITY UNITS

        In this Description of the Equity Units, "Black Hills," "we," "us," "our" and the "Company" refer only to Black Hills Corporation and any successor obligor, and not to any of its subsidiaries.

        The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract and Pledge Agreement" and "Description of the Remarketable Junior Subordinated Notes" in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking"), the first supplemental indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking"), the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

        We will issue the Equity Units under the purchase contract and pledge agreement among us and U.S. Bank National Association ("U.S. Bank"), as purchase contract agent (the "purchase contract agent"), collateral agent (the "collateral agent"), custodial agent (the "custodial agent") and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 5,200,000 Corporate Units (or 5,980,000 Corporate Units if the underwriters exercise their option to purchase additional Equity Units in full), each with a stated amount of $50.

        Each Corporate Unit offered will consist of:

  •
  a purchase contract under which

  •
  the holder will agree to purchase from us, and we will agree to sell to the holder, on November 1, 2018 (or if such day is not a business day, the following business day), which we refer to as the "purchase contract settlement date," or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under "Description of the Purchase Contracts—Purchase of Common Stock," "Description of the Purchase Contracts—Early Settlement" or "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change," as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

  •
  we will pay the holder quarterly contract adjustment payments at the rate of      % per year on the stated amount of $50, or $      per year, subject to our right to defer such contract adjustment payments as described under "Description of the Purchase Contracts—Contract Adjustment Payments," and

        either:

  •
  a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount 2015 Series A      % remarketable junior subordinated note due 2028 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount RSN at the initial rate of      %, or $      per year per $1,000 principal amount of RSNs, subject to our right to defer such interest payments as described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments;" or

  •
  following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the "Treasury portfolio."

        "Applicable ownership interest" means, with respect to the Treasury portfolio,

  (1)
  a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

  (2)
  for the scheduled interest payment occurring on the purchase contract settlement date, a      % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

        If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to "Treasury security" and "U.S. Treasury securities (or principal or interest strips thereof)" in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

        So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of "applicable ownership interest" above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders' obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for an RSN

        Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for an RSN a zero-coupon U.S. Treasury security (for example, CUSIP No. 912820ZE0) with a principal amount at maturity equal to $1,000 and maturing on October 31, 2018, which we refer to as a "Treasury security." This substitution would create 20 Treasury Units and the RSN would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

        Each Treasury Unit will consist of:

  •
  a purchase contract under which

  •
  the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

  •
  we will pay the holder quarterly contract adjustment payments at the rate of      % per year on the stated amount of $50, or $      per year, subject to our right to defer the contract adjustment payments; and

  •
  a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.

        The term "blackout period" means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

        The term "business day" means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.

        The Treasury Unit holder's beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder's obligation to purchase our common stock under the related purchase contracts.

        To create 20 Treasury Units, a holder is required to:

  •
  deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

  •
  transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related RSN.

        Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related RSN from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

  •
  cancel the 20 Corporate Units;

  •
  transfer the related RSN to the holder; and

  •
  deliver 20 Treasury Units to the holder.

        The Treasury security will be substituted for the RSN and will be pledged to us through the collateral agent to secure the holder's obligation to purchase shares of our common stock under the related purchase contracts. The RSN thereafter will trade and be transferable separately from the Treasury Units.

        Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See "Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous."

Recreating Corporate Units

        Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent an RSN having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

        To recreate 20 Corporate Units, a holder is required to:

  •
  deposit with the collateral agent an RSN having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

  •
  transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

        Upon receiving instructions from the purchase contract agent and receipt of the RSN having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

  •
  cancel the 20 Treasury Units;

  •
  transfer the related Treasury security to the holder; and

  •
  deliver 20 Corporate Units to the holder.

        The $1,000 principal amount RSN will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder's obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

        Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See "Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous."

Payments on the Equity Units

        Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of       % per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing February 1, 2016. Unless the purchase contracts have been terminated (as described under "Description of the Purchase Contracts—Termination" below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under "Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change" below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under "Description of the Purchase Contracts—Early Settlement" below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the RSNs (or distributions on the applicable ownership interest in the Treasury portfolio,

as applicable), equivalent to the rate of      % per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs.

        We have the right to defer payment of quarterly contract adjustment payments and of interest on the RSNs as described under "Description of the Purchase Contracts—Contract Adjustment Payments" and "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments," respectively.

Listing

        We intend to apply to list the Corporate Units on the NYSE and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol "BKHU." Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in "—Creating Treasury Units by Substituting a Treasury Security for an RSN" or "—Recreating Corporate Units," neither the RSN or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSN or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. We will not list the Treasury Units or the RSNs on any exchange or quotation system.

Ranking

        The RSNs, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Priority Indebtedness (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination"). The RSNs will be issued under the subordinated indenture and the first supplemental indenture (each as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking").

        In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Priority Indebtedness (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination").

        The RSNs and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

        Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries' earnings and business considerations. See "Price Range of Common Stock and Dividends." Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Voting and Certain Other Rights

        Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

        Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related RSN and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the RSN as indebtedness for all U.S. federal, state and local tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner's initial tax basis in the RSN as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See "Material United States Federal Income Tax Consequences."

Repurchase of the Equity Units

        We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

        In this Description of the Purchase Contracts, "Black Hills," "we," "us," "our" and the "Company" refer only to Black Hills Corporation and any successor obligor, and not to any of its subsidiaries.

        The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking"), the first supplemental indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking"), the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

        Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on November 1, 2018 (or if such day is not a business day, the following business day) (the "purchase contract settlement date"), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder's option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the "settlement rate") will be determined as follows, subject to adjustment as described under "—Anti-dilution Adjustments" below:

  (1)
  If the applicable market value of our common stock is equal to or greater than the "threshold appreciation price" of $            , the settlement rate will be            shares of our common stock (we refer to this settlement rate as the "minimum settlement rate").

    Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount of $50 (the "stated amount"), assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  (2)
  If the applicable market value of our common stock is less than the threshold appreciation price but greater than the "reference price" of $            , which will be the public offering price of our common stock in the concurrent common stock offering, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

    Accordingly, if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  (3)
  If the applicable market value of our common stock is less than or equal to the reference price of $            , the settlement rate will be             shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the "maximum settlement rate").

    Accordingly, if the applicable market value of our common stock is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

        The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $            and represents appreciation of approximately        % over the reference price.

        We refer to the minimum settlement rate and the maximum settlement rate as the "fixed settlement rates."

        If you elect to settle your purchase contract early in the manner described under "—Early Settlement," the number of shares of our common stock issuable upon settlement of such purchase contract will be            , the minimum settlement rate, subject to adjustment as described under "—Anti-dilution Adjustments." If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under "—Early Settlement Upon a Fundamental Change."

        The "applicable market value" means, as determined by us, the average volume-weighted average price, or VWAP, of our common stock for the trading days during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the "market value averaging period"). The "VWAP" of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page "BKH <EQUITY> AQR" (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

        A "trading day" means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.

        A "market disruption event" means any of the following events:

  •
  any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or options contracts relating to our common stock on the relevant exchange or quotation system; or

  •
  any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

  •
  the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

        If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

        If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

        The "closing price" per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

        Unless:

  •
  a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under "—Early Settlement" or "—Early Settlement Upon a Fundamental Change";

  •
  a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under "—Notice to Settle with Cash"; or

  •
  an event described under "—Termination" has occurred;

        then, on the purchase contract settlement date,

  •
  in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under "—Remarketing" (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder's obligation to purchase our common stock under the related purchase contracts;

  •
  in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

  •
  in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder's obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

  •
  in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder's obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

        The common stock will then be issued and delivered to the holder or the holder's designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder's name.

        Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

        By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

  •
  irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

  •
  agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

  •
  consented to and agreed to be bound by the pledge of such holder's right, title and interest in and to its undivided beneficial ownership interest in RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of "applicable ownership interest," or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

  •
  agreed to the satisfaction of the holder's obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.

Remarketing

        We have agreed to enter into a remarketing agreement with one or more remarketing agents, the "remarketing agent," no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.

        During a blackout period that relates to each remarketing period:

  •
  you may not settle a purchase contract early;

  •
  you may not create Treasury Units; and

  •
  you may not recreate Corporate Units from Treasury Units.

        We refer to each of an "optional remarketing" and a "final remarketing" as a "remarketing." In a remarketing, the RSNs that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under "Description of the Remarketable Junior Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units," will be remarketed.

        Following any successful remarketing of the RSNs:

  •
  the interest rate on the RSNs may be reset as described below and under "Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset" below;

  •
  interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

  •
  the RSNs will cease to be redeemable at our option, and the provisions described under "Description of the Remarketable Junior Subordinated Notes—Redemption at Our Option" and "—Redemption Procedures" will no longer apply to the RSNs; and

  •
  we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments" will no longer apply to the RSNs.

        All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

        In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under "—Optional Remarketing" and "—Final Remarketing" below.

        We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

        We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

        Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by us that begins on or after July 30, 2018 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before October 15, 2018 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the "optional remarketing period," a remarketing that occurs during the optional remarketing period as an "optional remarketing" and the date the RSNs are priced in an optional remarketing as the "optional remarketing date." In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing, as described under "Description of the Remarketable Junior Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units," will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate, as described under "Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset." We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

        Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs. See "Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments."

        An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

        Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.

        If we elect to conduct an optional remarketing and the remarketing is successful:

  •
  settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the "optional remarketing settlement date");

  •
  the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

  •
  the other modifications to the terms of the RSNs, as described under "—Remarketing," will become effective;

  •
  after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

  •
  you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

        If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.

        For the purposes of a successful optional remarketing, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, "Treasury portfolio purchase price" means the amount of such cash.

        Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date; and

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date.

        If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a "Treasury security" and "U.S. Treasury securities (or principal or interest strips thereof)" in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

        The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in RSNs that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet above will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

        If we elect to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to October 15, 2018 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

        On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

        Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, October 29, 2018 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the "final remarketing period," the remarketing during this period as the "final remarketing" and the date the RSNs are priced in the final marketing as the "final remarketing date." In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs as described under "Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset." We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to us as described below and under "Description of the Remarketable Junior Subordinated Notes—Put Option upon Failed

Remarketing." We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

        A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

        If the final remarketing is successful:

  •
  settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

  •
  the interest rate of the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under "Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset" below;

  •
  the other modifications to the terms of the RSNs, as described under "—Remarketing," will become effective;

  •
  the collateral agent will remit the portion of the proceeds it receives equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs; and

  •
  any accrued and unpaid interest on the RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us on the purchase contract settlement date to the holders of such RSNs as of the relevant record date (whether or not such RSNs were remarketed in such successful final remarketing).

        Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under "—Notice to Settle with Cash." The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under "Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units."

        If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a "failed remarketing," holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs (the "put price"). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer's certificates to the remarketing agent, and the receipt by the remarketing agent of customary "comfort letters" from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under "—Notice to Settle with Cash" prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder's obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

        If a successful final remarketing has not occurred on or prior to October 29, 2018 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

        Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of                        Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, (1) a completed "Election to Settle Early" form, along with the Corporate

Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

  •
  $50 times the number of purchase contracts being settled; plus

  •
  if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

        So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by applicable depository procedures and standing arrangements between the depository and the purchase contract agent.

        The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder's exercise of such right will be void unless and until such a registration statement is effective.

        Upon early settlement, except as described below in "—Early Settlement Upon a Fundamental Change," we will sell, and the holder will be entitled to buy, the minimum settlement rate of            shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under "—Reorganization Events" below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under "—Anti-dilution Adjustments" below. We will cause, on the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder's right to receive future contract adjustment payments will also terminate.

        If the purchase contract agent receives a completed "Election to Settle Early" form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

        If a "fundamental change" (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the "make-whole shares"). We refer to this right as the "fundamental change early settlement right."

        We will provide each of the holders and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the "fundamental change early settlement date"), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the "fundamental change exercise period"), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.

        A "fundamental change" will be deemed to have occurred if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us or our wholly-owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock (provided that a person shall not be deemed a beneficial owner of, or to own beneficially, (x) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (y) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D, Schedule 13G or any successor schedule under the Exchange Act);

  (2)
  (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

  (3)
  our common stock ceases to be listed on at least one of the NYSE, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

  (4)
  our shareholders approve our liquidation, dissolution or termination.

        If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

        We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder's exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.

        Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of                        Corporate Units.

        A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

        Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be calculated by us and will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the "effective date") and the "stock price" in the fundamental change, which will be:

  •
  in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

  •
  otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
November , 2015
November 1, 2016
November 1, 2017
November 1, 2018

        The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

        Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under "—Anti-dilution Adjustments."

        The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

  •
  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

  •
  if the stock price is in excess of $            per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

  •
  if the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the "minimum stock price"), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

        Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, with the completed "Notice to Settle with Cash" form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

        The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

        Upon receipt of the cash payment, the related RSN will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

        If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing, or to have exercised its put right (as described under "—Remarketing" above), in each case, as applicable.

        Any cash received by the collateral agent upon cash settlement may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

        Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of        % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2016.

        Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under "Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System."

        If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

        For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

        Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under "Description of the Remarketable Junior Subordinated Notes—Subordination") and will rank on parity with the RSNs.

        We may, at our option and upon prior written notice of at least one business day before the record date to the purchase contract agent and the holders, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

        Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to        % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as "compounded contract adjustment payments." We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

        If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

        The restrictions listed above do not apply to:

  (a)
  purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or independent contractors or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

  (b)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

  (c)
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

  (d)
  dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

  (e)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (f)
  payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part;

  (g)
  purchases of any RSNs upon exercise of the put right upon a failed remarketing as described under "Description of the Remarketable Junior Subordinated Notes—Put Option upon Failed Remarketing" below; or

  (h)
  any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

        Each fixed settlement rate will be subject to the following adjustments:

  (1)
  Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

  •
  each fixed settlement rate by

  •
  a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

    If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

  (2)
  Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

  •
  each fixed settlement rate by

  •
  a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

    If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

    For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

  (3)
  Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

  (4)
  Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

  •
  each fixed settlement rate by

  •
  a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

    Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

    In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a "spin-off," each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

    •
    each fixed settlement rate by

    •
    a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

    The adjustment to the fixed settlement rates under the preceding paragraph will occur on:

    •
    the 10th trading day from and including the effective date of the spin-off; or

    •
    if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

    For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

    Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.

    If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

    If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

  (5)
  Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.405 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the "reference dividend"), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

  •
  each fixed settlement rate by

    •
    a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

    Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

    The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

    If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

    For the avoidance of doubt, we will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for the previously declared cash dividend in the amount of $0.405 per share for which the record date occurs on November 17, 2015 and the related payment date occurs on December 1, 2015.

  (6)
  Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the "expiration time") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

  •
  each fixed settlement rate by

  •
  a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the "purchased shares").

        For purposes of paragraphs (2) and (4) (except as otherwise expressly provided therein with respect to spin-offs) above, the "current market price" per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the "current market price" per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the "current market price" per share of our common stock means the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term "ex date," when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

        We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

        You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a "constructive distribution" of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed distribution to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in "Material United States Federal Income Tax Consequences") may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See "Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts" and "Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax."

        In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

        Adjustments to the fixed settlement rates will be calculated by us to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

        No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

        The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of options, restricted stock or other awards in connection with any present or future employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

  •
  upon the purchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (6) above;

  •
  for a change in the par value or no par value of the common stock; or

  •
  for accumulated and unpaid contract adjustment payments.

        We will, as promptly as practicable after a fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.

        If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

        If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the "stock price" or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

        The following events are defined as "reorganization events":

  •
  any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

  •
  any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

  •
  any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

  •
  any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under "—Termination").

        Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An "exchange property unit" is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a "constituent person"), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

        In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under "—Anti-dilution Adjustments" above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

        In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

        The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders' obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

        Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs, applicable ownership interests in the Treasury portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay or may be contested. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of, among other things, the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, any claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.

        A "termination event" means any of the following events with respect to the Company:

  (1)
  at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

  (2)
  at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company's property, or for the winding up or liquidation of the Company's affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

  (3)
  at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company's property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

        The undivided beneficial ownership interests in the RSNs, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of "Treasury portfolio"), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the "pledged securities," will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

  •
  in the case of Corporate Units, to substitute a Treasury security for the related RSN, as provided under "Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN;"

  •
  in the case of Treasury Units, to substitute an RSN for the related Treasury security, as provided under "Description of the Equity Units—Recreating Corporate Units;" and

  •
  upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

        Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Certain Provisions of the Purchase Contract and Pledge Agreement—General," upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

        In this Description of the Purchase Contract and Pledge Agreement, "Black Hills," "we," "us," "our" and the "Company" refer only to Black Hills Corporation and any successor obligor, and not to any of its subsidiaries.

        The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

        Except as described under "—Book-Entry System" below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the continental United States of America. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.

        Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays caused by, among other things, the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under "Description of the Purchase Contracts—Termination") at the corporate trust office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

        If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

        No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

        The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

        The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person to our obligations;

  •
  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

  •
  to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;

  •
  to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement; or

  •
  to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement or to make any other changes in the provisions of the purchase contract and pledge agreement, in each case, provided that such amendment does not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

        The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

  •
  subject to our right to defer contract adjustment payments, change any payment date;

  •
  impair the holders' right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

  •
  except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders;

  •
  increase the amount or change the type of collateral required to be pledged to secure a holder's obligations under the purchase contract and pledge agreement;

  •
  impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder's rights in or to such collateral;

  •
  reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

  •
  reduce the percentage of the outstanding purchase contracts whose holders' consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

        However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

        Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

        We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the indenture trustee, executed and delivered to the purchase contract agent, the collateral agent and the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default of any payment or delivery obligations under such agreements or in default in the performance of any other material covenants under such agreements.

        In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

        We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

        In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

        The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

Information Concerning the Purchase Contract Agent

        U.S. Bank (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

        In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement and as the "indenture trustee" for the RSNs. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank. U.S. Bank and its affiliates have purchased, and may purchase in the future, our securities and securities of our affiliates. In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of U.S. Bank.

Information Concerning the Collateral Agent

        U.S. Bank (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

        The purchase contract and pledge agreement will provide that we will indemnify the purchase contract agent and pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder's applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

        The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the "depository," will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository's nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants ("direct participants") deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository's system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

        If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in "Description of the Remarketable Junior Subordinated Notes—Events of Default") has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

        As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

  •
  will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

        All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository's records or any participant's records relating to these beneficial ownership interests.

        Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

        The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE REMARKETABLE JUNIOR SUBORDINATED NOTES

        In this Description of the Remarketable Junior Subordinated Notes, "Black Hills," "we," "us," "our" and the "Company" refer only to Black Hills Corporation and any successor obligor, and not to any of its subsidiaries.

        The following summary description sets forth certain terms and provisions of the 2015 Series A      % remarketable junior subordinated notes due 2028 (the "RSNs"). Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs, the subordinated indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking") under which the RSNs will be issued, the first supplemental indenture (as defined under "Description of the Remarketable Junior Subordinated Notes—Ranking") establishing the terms of the RSNs. The subordinated indenture and the first supplemental indenture have been or will be filed as exhibits to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture, as supplemented by the first supplemental indenture, together, as the "indenture."

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.

General

        We will issue the RSNs as debt securities under the subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture which are on parity with the RSNs.

        The RSNs will be our unsecured and subordinated obligations and will be subordinated to all of our Priority Indebtedness (as defined under "—Subordination"). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under "—Ranking."

        The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the "global securities") deposited with the indenture trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC's nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under "—Book-Entry Issuance—The Depository Trust Company." The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under "Description of the Purchase Contracts—Termination" above, we will issue upon request the purchase contract agent RSNs in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.

        Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

        The RSNs will not be subject to a sinking fund provision and, prior to the purchase contract settlement date, will not be subject to defeasance. After the purchase contract settlement date, the RSNs will be subject to defeasance. The entire principal amount of the RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under "—Option to Defer Interest Payments"), on November 1, 2028. As described below under "—Put Option upon Failed Remarketing," holders will have the right to require us to purchase their RSNs under certain circumstances. Except as set forth under "—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances," the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. The indenture does not contain provisions that afford holders of the RSNs protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

        The RSNs are initially being offered in the principal amount of $260,000,000. If we issue additional Corporate Units as a result of the underwriters' exercise of their option to buy additional Corporate Units, we may, without the consent of the holders of the RSNs, increase the principal amount of the RSNs and issue up to an additional $39,000,000 principal amount of RSNs having the same ranking, interest rate, maturity and other terms as the RSNs. Any such new RSNs, together with the existing RSNs, will constitute a single series of securities under the indenture. The existing RSNs and any new RSNs having the same terms as the RSNs offered hereby subsequently issued under the indenture will be treated as a single series for all purposes under the indenture, including, without limitation, voting waivers and amendments.

        We will not pay any additional amounts to holders of the RSNs that are not U.S. persons in respect of any tax, assessment or governmental charge.

Ranking

        The RSNs will be issued by us under a junior subordinated indenture (the "subordinated indenture") between us and U.S. Bank (referred to herein as the "indenture trustee"), as supplemented by a supplemental indenture, the terms of which are described in this prospectus supplement (the "first supplemental indenture" and, together with the subordinated indenture, the "indenture"). We may issue under the subordinated indenture additional debt securities that rank on parity with to the RSNs.

        The RSNs will be unsecured and will rank junior in payment to all of our existing and future Priority Indebtedness, as described under "—Subordination." The RSNs will also be effectively subordinated to all liabilities of our subsidiaries. All of our existing long-term debt is Priority Indebtedness. See "—Subordination."

        Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the RSNs is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the RSNs will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of September 30, 2015, we had approximately $1.025 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs. The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.

Principal and Interest

        The RSNs will mature on November 1, 2028 (the "stated maturity date") and will initially bear interest from the date of original issuance at the rate of      % per annum. Subject to any deferral as described below under "—Option to Defer Interest Payments," and subject to the changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an "interest payment date"), commencing on February 1, 2016, and at maturity. Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date, which will be the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed in a 30-day month.

        If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. "Business day," for purposes of the indenture, means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the indenture trustee is closed for business.

        The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under "—Interest Rate Reset." However, if there is not a successful remarketing, the interest rate will not be reset and the RSNs will continue to bear interest at the initial interest rate, all as described below under "—Interest Rate Reset." Except in the case of a failed final remarketing, interest on the RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

        Prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date, and no interest payment may be deferred beyond the purchase contract settlement date or the maturity date, as applicable.

        Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a "deferral period" refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date.

        We will give the holders of the RSNs and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period (and will not constitute a default) unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the maturity date, we must deliver written notice thereof to holders of the RSNs and the indenture trustee on or before the relevant record date.

        In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.

        If we have paid all deferred interest (including compounded interest thereon) on the RSNs, we can again defer interest payments on RSNs as described above. The indenture does not limit the number or frequency of interest deferral periods.

        If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See "—Events of Default." We currently do not intend to exercise our option to defer interest on the RSNs.

        In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

        We have agreed that if a deferral period is continuing with respect to the RSNs or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

  (i)
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

  (ii)
  make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the RSNs; or

  (iii)
  make any guarantee payments under any guarantee by us of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.

        The restrictions listed above do not apply to:

  (a)
  purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or independent contractors or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

  (b)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

  (c)
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

  (d)
  dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

  (e)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (f)
  payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part;

  (g)
  purchases of any RSNs upon exercise of the put right upon a failed remarketing as described under "—Put Option upon Failed Remarketing" below; or

  (h)
  any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Remarketing

        The RSNs will be remarketed as described under "Description of the Purchase Contracts—Remarketing."

        Following any successful remarketing of the RSNs:

  •
  the interest rate on the RSNs may be reset as described below and under "—Interest Rate Reset" below;

  •
  interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

  •
  the RSNs will cease to be redeemable at our option, and the provisions described under "—Redemption at Our Option" and "—Redemption Procedures" below will no longer apply to the RSNs; and

  •
  we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under "—Option to Defer Interest Payments" above will no longer apply to the RSNs.

        All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

        We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

        In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under "Description of the Purchase Contracts—Remarketing."

Remarketing of RSNs That Are Not Included in Corporate Units

        At any time after we give notice of a remarketing (other than during a blackout period), holders of RSNs that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive, for each $1,000 principal amount of RSNs sold, the remarketing price per RSN. The "remarketing price per RSN" means, for each $1,000 principal amount of RSNs, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the "separate RSNs purchase price" means the amount in cash equal to the product of (1) the remarketing price per RSN and (2) the number of RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive an amount, for each $1,000 principal amount of RSNs, equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

        In the case of a successful remarketing, the interest rate on the RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, the fourth business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on May 1 and November 1 of each year.

        If the RSNs are not successfully remarketed, the interest rate will not be reset and the RSNs will continue to bear interest at the initial annual interest rate of      %.

        The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.

Put Option upon Failed Remarketing

        If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require us to purchase their RSNs on the purchase contract settlement date, upon at least two business days' prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right as described under "Description of the Purchase Contracts—Remarketing," unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

        We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after November 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the RSNs for any specified period (including the remaining term of the RSNs). We may not redeem the RSNs if the RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the RSNs, the RSNs will cease to be redeemable at our option.

Redemption Procedures

        We will send notice of any optional redemption to the registered holder of the RSNs being redeemed not less than 20 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the indenture trustee money sufficient to pay the redemption price of the RSNs to be redeemed on that date. If we redeem less than all of the RSNs, and the RSNs are issued as global securities, the RSNs to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the RSNs to be redeemed are not issued as global securities, the indenture trustee will choose the RSNs to be redeemed by lot or in any manner that it deems fair.

        In the event the final remarketing fails, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put the RSNs to us unless you elect to settle the purchase contracts with separate cash as described under "Description of the Purchase Contracts—Notice to Settle with Cash," and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but we do not have to give you prior notice or follow any of the other redemption procedures.

        We may block the transfer or exchange of (i) all RSNs during a period of 15 days prior to the date on which notice of selection of the RSNs for optional redemption is given or (ii) any RSN being redeemed, except with respect to the unredeemed portion of any RSN being redeemed solely in part.

Events of Default

        Each of the following is an "Event of Default" with respect to the RSNs:

  •
  failure to pay required interest on the RSNs for 30 days;

  •
  failure to pay when due principal on the RSNs;

  •
  failure to pay the purchase price of any RSN on the purchase contract settlement date, if required under "—Put Option upon Failed Remarketing" above;

  •
  failure to perform, for 90 days after notice, any other covenant in the indenture applicable to the RSNs; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an Event of Default should occur and be continuing, either the indenture trustee or the holders of at least 25% in total principal amount of outstanding RSNs may declare each RSN immediately due and payable.

        The holders of a majority in principal amount of outstanding RSNs may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the RSNs (including the redemption price or purchase price of the RSNs, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding RSN.

        If any portion of the amount payable on the RSNs upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

        The holders of a majority in principal amount of outstanding RSNs will be entitled to control certain actions of the indenture trustee. The indenture trustee generally will not be required to take any action requested, ordered or directed by any of the holders of the RSNs, unless one or more of such holders shall have offered to the indenture trustee security or indemnity reasonably satisfactory to it.

        Before any holder of RSNs may institute action for any remedy, except payment on such holder's RSNs when due, the holders of not less than a majority in principal amount of outstanding RSNs must request the indenture trustee to take action. Holders must also offer and give the indenture trustee reasonably satisfactory security or indemnity against liabilities incurred by the indenture trustee for taking such action.

        We are required to annually furnish the indenture trustee a statement as to our compliance with all conditions and covenants under the indenture. The indenture trustee is required, within 90 days after the occurrence of a default, to give notice of all defaults to each holder of the RSNs. However, the indenture provides that the indenture trustee may withhold notice to the holders of the RSNs of any default, other than a default in the payment of principal of, or interest on, the RSNs (including the redemption price or purchase price of the RSNs, if applicable), if it considers withholding notice to be in the interests of the holders of the RSNs.

Consolidation, Merger or Sale

        We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the RSNs, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will occur and be continuing.

        In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the RSNs.

Modification of Indenture

  Without Holder Consent

        Without the consent of any holders of RSNs, we and the indenture trustee may from time to time amend and/or supplement the indenture and the RSNs for the following purposes:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by such successor of our covenants, agreements and obligations pursuant to the provisions described under "—Consolidation, Merger or Sale";

  •
  to add to our covenants such further covenants, restrictions or conditions as we in good faith consider to be for the protection of the holders of the RSNs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the indenture trustee upon such default;

  •
  to change or eliminate any provision of the indenture; provided, however, that any such change or elimination becomes effective only when there are no RSNs outstanding, or the RSNs are not entitled to the benefit of such provision;

  •
  as determined by us in good faith, to cure any ambiguity or to correct or supplement any provision contained in the indenture that may be defective or inconsistent with any other provisions contained therein;

  •
  to make such other provision in regard to matters or questions arising under the indenture or to make any other changes in the provisions of the indenture; provided that such action will not adversely affect the interest of the holders of the RSNs in any material respect;

  •
  to mortgage or pledge to the indenture trustee as security for the RSNs any property or assets that we may desire to mortgage or pledge as security for the RSNs;

  •
  to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act;

  •
  following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

  •
  to set forth the terms of the RSNs following a successful remarketing to incorporate the reset interest rate and semi-annual interest payment dates and to eliminate the RSN's optional redemption and interest deferral provisions; or

  •
  to conform the terms of the indenture and the RSNs to the descriptions thereof contained in the "Description of the Remarketable Junior Subordinated Notes," "Description of the Equity Units," "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract and Pledge Agreement" sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/ or amended by the related pricing term sheet.

  With Holder Consent

        Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the RSNs under the indenture may be entered into by us, when authorized by board resolution, and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the RSNs. However, no such supplemental indenture shall:

  •
  change the maturity of the RSNs, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the RSNs is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each RSN so affected;

  •
  reduce the percentage of RSNs, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all RSNs then outstanding;

  •
  modify any of the provisions of the indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the indenture trustee by holders of RSNs, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all RSNs then outstanding;

  •
  modify the provisions relating to the subordination of the RSNs in a manner adverse to the holders thereof without the consent of the holder of each RSN so affected;

  •
  modify the put right of holders of the RSNs upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each RSN so affected; or

  •
  modify the remarketing provisions of the RSNs in a manner materially adverse to the holders without the consent of the holder of each RSN so affected.

        For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the RSNs in connection with a remarketing that is made in accordance with the terms of the indenture.

        A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the RSNs, or which modifies the rights of the holders of securities other than the RSNs with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the RSNs.

        We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the RSNs waive such compliance.

Satisfaction and Discharge

        The indenture provides that, after the purchase contract settlement date, at our option, we will be discharged from all obligations in respect of the RSNs then outstanding (except for certain obligations to register the transfer of or exchange the RSNs, to replace stolen, lost or mutilated RSNs, and to maintain paying agencies) if all of the RSNs have become due and payable, or are to become due and payable within one year, and we, in each case, irrevocably deposit in trust with the indenture trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of and interest on the RSNs on the stated maturity date in accordance with the terms thereof.

Subordination

        The RSNs will be subordinate and junior in right of payment to all Priority Indebtedness as defined below.

        If:

  •
  we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  •
  a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

  •
  the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness,

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any RSNs have the right to receive any payments of principal or interest on their RSNs.

        "Priority Indebtedness" means the principal, premium, interest and any other payment in respect of any of the following:

  •
  all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

  •
  our obligations under synthetic leases, finance leases and capitalized leases;

  •
  our obligations for reimbursement under letters of credit, surety bonds, banker's acceptances, security purchase facilities or similar facilities issued for our account;

  •
  any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

  •
  all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

        However, "Priority Indebtedness" will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the RSNs.

        Priority Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the indenture to change the subordination provisions in a manner adverse to the holders of Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect.

        The RSNs will be unsecured and will be subordinated and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our existing and future Priority Indebtedness. The RSNs will be effectively subordinated to all liabilities of our subsidiaries. Holders of the RSNs should recognize that contractual provisions in the indenture may prohibit us from making payments on the RSNs.

        The indenture does not restrict or limit in any way our ability to incur Priority Indebtedness. As of September 30, 2015, we had approximately $1.025 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.

Title

        Prior to due presentment for registration of transfer of any RSN, we, the indenture trustee and any agent of ours or the indenture trustee may deem and treat the person in whose name such RSN is registered as the absolute owner of such RSN (whether or not payments in respect of such RSN are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such RSN and for all other purposes; and neither we nor the indenture trustee nor any agent of ours or the indenture trustee will be affected by any notice to the contrary.

Governing Law

        The indenture and the RSNs provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Indenture Trustee

        The trustee under the indenture will be U.S. Bank. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank. U.S. Bank and its affiliates have purchased, and may purchase in the future, our securities and securities of our affiliates. In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of U.S. Bank. The indenture trustee will be permitted to engage in other transactions with us. If the indenture trustee acquires any "conflicting interest" as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The indenture trustee will initially be the registrar and paying agent with respect to the RSNs.

Book-Entry Issuance—The Depository Trust Company

        The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the indenture trustee as custodian for DTC. See "Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System" for a description of DTC.

        Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC's records. The ownership interest of each actual purchaser of each RSN ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests on the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except in the event that use of the book-entry system for the RSNs is discontinued.

        To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC's records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.

        Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the indenture trustee, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        In a few special situations described below, a book-entry security representing the RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the RSNs transferred to your name, so that you will be a direct holder.

        The special situations for termination of a global security representing the RSNs are:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a "clearing agency" registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

  •
  any Event of Default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

        DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving us or the indenture trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.

        The information in this section concerning DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

        The indenture trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participant of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Neither the indenture trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of September 30, 2015, 44,854,916 shares of common stock and no shares of preferred stock were issued and outstanding (excluding treasury shares).

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit agreement and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

        Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock to be issued upon settlement of the purchase contracts included in the Equity Units offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

  •
  decrease the amount of earnings and assets available for distribution to holders of common stock;

  •
  adversely affect the rights and powers, including voting rights, of holders of common stock; and

  •
  have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

        South Dakota law and our articles of incorporation and bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

  Control Share Acquisitions

        We have elected in our articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

  •
  the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

  •
  the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

        Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively.

  Business Combinations

        We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a "business combination" with an "interested shareholder", unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder's acquisition of the corporation's voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an "interested shareholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation's voting stock. A "business combination" includes a merger, a transfer of 10% or more of the corporation's assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation's outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.

        The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.

  Fair Price Provision

        Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any "business transaction" with any "related person" or any "business transaction" in which a "related person" has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a "business transaction" to include, among other things, a merger, asset or stock sale. Our articles of incorporation generally define a "related person" as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.

  Board Composition

        Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

  Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

  Shareholder Action by Written Consent Must Be Unanimous

        South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

Transfer Agent

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64854, St. Paul, Minnesota 55164-0854, and its telephone number for shareholder services is 800-468-9716.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes the material U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the purchase, ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract and is the opinion of Faegre Baker Daniels LLP, counsel to Black Hills, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Equity Units that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (i) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of Equity Units that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of Equity Units.

        This discussion is limited to beneficial owners who purchase the Equity Units in the initial offering at their "issue price" (the first price at which a substantial amount of the Equity Units is sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner's particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or that may apply to beneficial owners subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, beneficial owners who hold the Equity Units as part of a hedge, straddle, or constructive sale or conversion transaction, or shareholders in "controlled foreign corporations" or "passive foreign investment companies" that hold the Equity Units). This discussion also does not address U.S. federal tax laws other than those pertaining to the income tax, nor does it address any aspects of U.S. state, local,

non-U.S. or other taxes. Accordingly, prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of the purchase ownership and disposition of the Equity Units or common stock acquired under a purchase contract.

        The IRS has issued a Revenue Ruling addressing certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of instruments with substantially identical terms as the Equity Units. Thus, no assurance can be given that the conclusions in the Revenue Ruling apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

        THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, THE TREASURY PORTFOLIO, PURCHASE CONTRACTS OR OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, THE TREASURY PORTFOLIO, PURCHASE CONTRACTS AND OUR COMMON STOCK.

 U.S. Holders

Equity Units

  Allocation of Purchase Price

        The terms of the Equity Units are similar to the units considered in the Revenue Ruling noted above, although they vary in some respects. Based on that Revenue Ruling, although the matter is not free from doubt, a U.S. holder's acquisition of a Corporate Unit pursuant to this offering will be treated for U.S. federal income tax purposes as an acquisition of a unit consisting of two components—a separate undivided beneficial ownership interest in each of the RSN and the purchase contract constituting such Corporate Unit. Unless the context otherwise requires, each reference herein to "RSN" or "RSNs" (or "Treasury security" or "Treasury securities" or "Treasury portfolio") is a reference to a beneficial owner's undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio). Assuming a Corporate Unit is treated as consisting of two components (the RSN and the purchase contract), the RSNs will be treated as indebtedness for all U.S. tax purposes, and we, and each holder, by such holder's acceptance of a beneficial ownership interest in the RSNs, agree to treat the RSNs as indebtedness for all U.S. tax purposes. The remainder of this discussion assumes that a holder of an Equity Unit will be treated as owning the RSN (or the Treasury securities or the Treasury portfolio, if applicable) and the purchase contract and that the RSN will be treated as indebtedness of the Company.

        The purchase price of each Corporate Unit will be allocated between the RSN and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a U.S. holder's initial tax basis in the RSN and the purchase contract. We will report the initial fair market value of each RSN as $50 and the initial fair market value of the purchase contract as $0 and, by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

  Ownership of RSNs, Treasury Securities or the Treasury Portfolio

        We and, by purchasing Corporate Units, each U.S. holder agree to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such U.S. holder for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

  Sale, Exchange or Other Taxable Disposition of the Equity Units

        Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a "disposition"), a U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and its undivided beneficial ownership interest in the RSN or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder's adjusted tax basis in the purchase contract and such RSN or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest on the RSN or the Treasury portfolio, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such purchase contract, RSN, Treasury securities or Treasury portfolio for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

        If the sale, exchange or other taxable disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are, in the absence of any authorities on point, unclear. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The RSNs

  Treatment of the RSNs

        Under applicable U.S. Treasury regulations, the possibility that stated interest on a debt instrument will not be timely paid will be ignored in determining whether a debt instrument is issued with OID if such contingency is "remote." We believe, and intend to take the position, that, as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the RSNs is remote within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing and our interpretation of the current U.S. Treasury regulations, we intend to treat the RSNs as "variable rate debt instruments" that are subject to applicable U.S. Treasury regulations that apply to "reset bonds" and that mature, solely for purposes of the OID rules, on the date immediately preceding the purchase contract settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the RSNs will be treated in the manner described above. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear. See "—Possible Alternative Characterizations" below.

  Interest Income and Original Issue Discount

        Based on the above, we believe the RSNs will not be treated as issued with OID. In such case, subject to the discussion below, the RSNs will not be subject to the special OID rules, at least upon initial issuance, so that, as stated above, U.S. holders will generally be taxed on the stated interest on the notes as ordinary income at the time it is paid or accrued in accordance with their regular method of tax accounting.

        However, OID will result if we exercise our right to defer payments of interest on the RSNs. In that event, we intend to treat the RSNs as reissued with OID and U.S. holders would generally be required to accrue such OID as ordinary income, using the constant-yield method prescribed by the U.S. Treasury regulations, prior to the receipt of the cash attributable thereto.

  Tax Basis in the RSNs

        A U.S. holder's initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to the RSN as described under "—Equity Units—Allocation of Purchase Price" above. A U.S. holder's tax basis in the RSNs would be increased by the amounts of accrued OID, if any, and decreased by all payments on the RSNs other than payments of qualified stated interest. If the RSNs are treated as reissued as described under "—The RSNs—Interest Income and Original Issue Discount" above, no payment of interest thereafter will be qualified stated interest.

  Sale, Exchange, Remarketing or Other Taxable Disposition of RSNs

        Upon a sale, exchange or other taxable disposition of an RSN (including upon the remarketing of the RSNs), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the RSN and such U.S. holder's adjusted tax basis in the RSN. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such a disposition will not include any amount properly attributable to accrued but unpaid interest, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such RSN for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

        If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the RSNs in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its RSNs.

  Possible Alternative Characterizations

        As mentioned above, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear and other alternative characterizations are possible. For example, it is possible that the RSNs could be treated as

"contingent payment debt instruments" for U.S. federal income tax purposes. In that event, a U.S. holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the RSNs, regardless of such U.S. holder's regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN.

        U.S. holders should consult their tax advisors regarding alternative characterizations and treatments of the RSNs.

Treasury Securities

  Substitution of Treasury Securities to Create Treasury Units and Substitution of RSNs to Recreate Corporate Units

        U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for RSNs generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the RSNs. Similarly, U.S. holders of Treasury Units who deliver RSNs to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such RSNs or their receipt of the Treasury securities. In each case, the U.S. holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and RSNs, and its adjusted tax bases in, and holding periods for, the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.

  Interest Income, Original Issue Discount and Acquisition Discount

  Treasury Strips

        If a Treasury Unit or, following a successful remarketing, the Treasury portfolio contains Treasury strips, a U.S. holder will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit or Treasury Portfolio as an interest in a bond that is originally issued on the date the holder acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder's method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. Amounts of OID or acquisition discount included in a U.S. holder's gross income will increase the holder's adjusted tax basis in the Treasury securities.

  Other Treasury Securities

        Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder's pro rata portion of the interest paid with respect to such Treasury securities. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a "short-term Treasury security"), a U.S. holder will be required to treat the acquisition discount (i.e., the excess of the amount payable at maturity with respect to such short-term Treasury security over such U.S. holder's tax basis in such short-term Treasury security) in the manner described above under "—Treasury Securities—Interest Income, Original Issue Discount and Acquisition Discount."

  Tax Basis and Disposition of the Applicable Ownership Interest in the Treasury Portfolio

        A U.S. holder's initial tax basis in such U.S. holder's applicable ownership interest in the Treasury portfolio will equal such U.S. holder's proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder's initial tax basis in a Treasury security constituting part of a Treasury Unit generally will equal the amount paid by such U.S. holder. A U.S. holder's adjusted tax basis in the applicable Treasury security will be increased by the amount of OID or acquisition discount included in such U.S. holder's gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.

        Upon the disposition or maturity of a U.S. holder's Treasury securities (or pro rata portion of the Treasury securities in the Treasury portfolio), such U.S. holder will recognize gain or loss on the difference between the amount realized and their adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any accrued OID or acquisition discount which will be treated as ordinary income.

Purchase Contracts

  Contract Adjustment Payments

        There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes. However, other treatments are possible. In addition, if we exercise our right to defer contract adjustment payments, a U.S. holder may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of the receipt of any corresponding cash payments. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder's adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

  Acquisition of Our Common Stock Under a Purchase Contract

        A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder's aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder's adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

  Early Settlement of Purchase Contract

        A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and will have the same adjusted tax basis in such RSNs or Treasury securities or the Treasury portfolio as before such early settlement.

  Termination of Purchase Contract

        If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder's ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination.

  Adjustment to Settlement Rate

        A U.S. holder may be treated as having received a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest in our assets or earnings and profits to which such U.S. holder is entitled under the purchase contract is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable deemed distribution to U.S. holders even though such U.S. holders would not receive any cash related thereto. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules described under "Ownership and Disposition of Our Common Stock Acquired under the Purchase Contract" below.

  Ownership and Disposition of Our Common Stock Acquired under the Purchase Contract

        Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. Distributions on our common stock that do constitute dividends generally will be "qualified dividends" subject to preferential rates of U.S. federal income tax if received by a non-corporate U.S. holder (and provided certain other requirements are met), and eligible for the dividends-received deduction if received by a corporate U.S. holder (subject to exceptions and restrictions). To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

        Upon a disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period in respect of such common stock is more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock, unless the U.S. holder establishes that it is an exempt recipient. In addition, U.S. federal backup withholding may apply to such payments if the U.S. holder fails to provide a properly completed and executed IRS Form W-9 providing such U.S. holder's correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise fails to establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

        By purchasing Corporate Units, each Non-U.S. holder agrees to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such non-U.S. holder for U.S. federal income tax purposes.

U.S. Federal Withholding Tax

  Interest on the RSNs, the Treasury Securities and the Treasury Portfolio

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA Legislation," payments of interest (including OID and acquisition discount) on the RSNs, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

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  such interest is not effectively connected with such non-U.S. holder's conduct of a trade or business within the United States;

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  in the case of interest paid on the RSNs, the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  in the case of interest paid on the RSNs, the non-U.S. holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; and

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  either (a) the beneficial owner provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) certifying, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and providing its name and address or (b) a financial institution that holds the RSNs, Treasury securities or the Treasury Portfolio on behalf of the beneficial owner certifies, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) from the beneficial owner and provides a copy thereof.

        If a non-U.S. holder cannot satisfy one of the last three requirements described above and interest on the RSNs, the Treasury securities or the Treasury portfolio, as applicable, is not exempt from withholding because it is effectively connected with the conduct of a trade or business in the United States, payments of interest on the RSNs, the Treasury securities or the Treasury portfolio, as applicable, will generally be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

        Any interest payments that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

  Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments

        Any distribution on our common stock generally will be treated as a dividend to a non-U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock and will be treated as described below under "—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock."

        Subject to the discussion below, U.S. federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under "—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate"), paid on the shares of common stock acquired under the purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. We also expect U.S. federal withholding tax to be withheld on any contract adjustment payments made to a non-U.S. holder with respect to a purchase contract.

        Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides a properly completed and executed IRS Form W-8ECI (or successor form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Any dividend payments (including deemed or constructive dividends) or contract adjustment payments to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

  Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA Legislation," except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under "—U.S. Federal Withholding Tax—Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments," and (ii) with respect to any accrued and unpaid interest (including OID and acquisition discount), which will be treated as described above under "—U.S. Federal Withholding Tax—Interest on the RSNs, the Treasury Securities and the Treasury Portfolio," a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

  •
  the non-U.S. holder, by virtue of holding a purchase contract or shares of our common stock, is considered to own an interest in a U.S. real property holding corporation ("USRPHC") and does not meet the criteria for exemption from U.S. federal income tax.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

        We have not made a determination as to whether we are a USRPHC, but it is possible that we may have been, may currently be, or may become, a USRPHC. If we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, (1) a

non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock so long as such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder's holding period) more than 5% (actually or constructively) of our total outstanding common stock and (2) a non-U.S. holder generally will not be subject to U.S. federal income tax on the disposition of a purchase contract if either (A) on the day it acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our common stock (in the case where the purchase contracts are not regularly traded) or (B) such non-U.S. holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or such non-U.S. holder's holding period) more than 5% (actually or constructively) of the purchase contracts (in the case where the purchase contracts are regularly traded). If, however, our common stock (and, if applicable, our purchase contracts) ceases to be regularly traded on an established securities market, a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock (or, if applicable, our purchase contracts) during the relevant period, or the purchase contracts are not regularly traded and such holder's purchase contracts had a fair market value greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock or the purchase contract. We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market. If the common stock or the purchase contracts are not regularly traded, a non-U.S. holder may be subject to withholding under certain circumstances. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations, including the application of the exception if a non-U.S. holder subsequently acquires additional purchase contracts.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

        U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.

FATCA Legislation

        Under Sections 1471 through 1474 of the Code, commonly referred to as "FATCA," a U.S. federal withholding tax of 30% generally is imposed on certain payments to a "foreign financial institution" (as specially defined for purposes of these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). In addition, a U.S. federal withholding tax of 30% generally also is imposed on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. These withholding taxes are currently imposed on interest paid on the RSNs, the Treasury securities or the Treasury portfolio, dividends (including deemed or constructive dividends), if any, paid with respect to shares of our common stock and contract adjustment payments paid with respect to a purchase contract; and they will be imposed on gross proceeds from sales or other dispositions of the RSNs, the Treasury securities, the Treasury portfolio and our common stock paid after January 1, 2019, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. Prospective holders should consult with their tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in the Equity Units.

ERISA CONSIDERATIONS

        ERISA, the Code and similar federal, state, local and foreign laws that are substantively similar or are of similar effect ("Similar Law") impose certain restrictions on:

  •
  employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA ("ERISA Plans");

  •
  plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities or Keogh plans;

  •
  any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan's investment in such entities;

  •
  governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Section 503 of the Code and/or Similar Law ("Non-ERISA Plans") (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan's investment in such entities, referred to as a "Plan"); and

  •
  persons who have certain specified relationships to a Plan ("Parties in Interest" as defined under ERISA and "Disqualified Persons" as defined under the Code).

        ERISA, the Code and Similar Law impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of a Plan, or who renders investment advice to a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, the investing fiduciary should consider whether:

  •
  the investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

  •
  an investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio;

  •
  the investment would be consistent with the documents and instruments governing the Plan;

  •
  the investment is made solely in the interest of participants and beneficiaries of the Plan;

  •
  the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units) would result in (1) a "prohibited transaction" under Section ERISA or the Code for which there is no applicable exemption or (2) a violation of Similar Law; and

  •
  the investment does not violate ERISA's prohibition on improper delegation of control over or responsibility for Plan assets.

        The Corporate Units (and the securities underlying the Corporate Units) held by a Plan will be deemed to constitute Plan assets. If we or any of our respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan's acquisition, holding or disposition of the Corporate Units (and the securities underlying the Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Corporate Units (and the securities underlying the Corporate Units)

are acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units). These class exemptions include: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the Plan assets involved in the transaction and in which the Plan must pay no more, and receive no less, than "adequate consideration."

        Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving the Corporate Units (and the securities underlying the Corporate Units).

        The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by (i) any person investing assets of a Plan (including any insurance company investing assets in a general or separate account, to the extent such assets are deemed to be "plan assets" as a result of a Plan's investment in such account), unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable exemption or (ii) and person investing assets of a Non-ERISA Plan unless such purchase and holding will not violate applicable Similar Law. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary should determine whether the investment in the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or Similar Law.

        Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

  •
  the purchaser or holder is not purchasing or holding the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

  •
  (1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or Similar Law, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-exempt prohibited transaction under ERISA or the Code, or violate any Similar Law and (3) neither we nor any of our subsidiaries are or will be deemed to be a fiduciary with respect to any Plan.

        The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans.

 UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the following respective numbers of Equity Units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
RBC Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.

Total	5,200,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the Equity Units in the offering if any are purchased, other than those Equity Units covered by the option described below. The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted the underwriters the option to purchase on a pro rata basis, within a 13-day period option beginning on, and including, the first date of original issuance of the Equity Units, up to 780,000 additional Equity Units at the public offering price less the underwriting discount and commissions.

        Concurrently with this offering of Equity Units, we are offering in an underwritten public offering, by means of a separate prospectus supplement, 5,500,000 shares of our common stock (6,325,000 shares if the underwriters in that offering exercise their option to purchase additional shares of common stock in full). The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent upon the completion of the concurrent common stock offering.

        The underwriters propose to offer the Equity Units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $            per unit. After the initial public offering the representatives may change the public offering price and selling concession.

        The following table summarizes the underwriting discount and commissions payable by us in connection with the offering:

	Per Unit		Total
	Without Option	With Option	Without Option	With Option
Underwriting discount and commissions paid by us	$	$	$	$

        We estimate that our out-of-pocket expenses (excluding underwriting discount and commissions) for this offering and the concurrent common stock offering will be approximately $2.9 million in the aggregate.

        We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable for any shares of the common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the common stock or such other securities, in cash or otherwise, without the prior written consent of Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period beginning on the date of this prospectus supplement and ending 60 days after such (the "lock-up period"), other than (A) any Equity Units issued and sold pursuant to the terms hereof or common stock issued pursuant to the terms of the purchase contract and pledge agreement, including, without limitation, issuing shares of the common stock in connection with any early settlement right at the election of holders of purchase contracts or any "fundamental change early settlement right" upon the occurrence of a "fundamental change," (B) issuing the common stock in the concurrent offering thereof, (C) any shares of the common stock issued upon the exercise of options previously granted or delivered upon the lapsing of restrictions on restricted stock units or other equity awards under any incentive plan, (D) grants of restricted stock, stock options, performance shares, phantom stock or other equity awards pursuant to our incentive plans, (E) offers and sales of common stock pursuant to our dividend reinvestment and direct stock purchase plan, retirement savings plan and non-qualified deferred compensation plan, (F) the filing of any registration statement under the Securities Act on Form S-8 or Form S-3 with respect to any such plan and (G) the issuance of up to an aggregate of 10% of the number of shares of common stock to be outstanding immediately following the completion of the transactions contemplated by this prospectus supplement and the transactions contemplated by the prospectus supplement for the concurrent common stock offering in connection with one or more acquisitions by us of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise; provided that each recipient of common stock pursuant to this clause (G) shall, on or prior to such issuance, execute a lock-up letter in substantially the form attached to the underwriting agreement with respect to the remaining portion of the lock-up period.

        Each of our executive officers and directors has agreed that during the lock-up period he or she will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the common stock or any securities convertible into or exchangeable for the common stock (including, without limitation, the Equity Units or such other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively, as used in this paragraph and the next succeeding paragraph, the "securities") or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exchangeable for common stock, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        The restrictions set forth in the immediately preceding paragraph will not apply to (A) transfers of securities as a bona fide gift or gifts or by will or intestacy, (B) transfers of securities to immediate family members, trusts for the benefit of such person or such person's immediate family members, (C) any securities offered, sold or otherwise disposed of pursuant to a written plan for trading securities in effect on the date of this prospectus supplement, which was established pursuant to and in accordance with Rule 10b5-1(c) under the Exchange Act, (D) any sale of securities to us to discharge tax withholding obligations resulting from the vesting of equity awards acquired by such person through our stock and incentive compensation plans, (E) any sale or transfer of securities to us deemed to occur as part of a cashless exercise of stock options held by such person as of the date of this prospectus supplement, (F) transfers of securities to us pursuant to call provisions of employment agreements and equity grant documents in existence on the date of this prospectus supplement, and (G) transfers of securities acquired by such person in the open market after the date of this prospectus supplement; provided that (i) in the case of a transfer in reliance on clause (A), the transferee agrees to be bound in writing by the terms of the a lock-up agreement prior to such transfer; (ii) in the case of transfer in reliance on clause (B), the transferee agrees to be bound in writing by the terms of a lock-up agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the lock-up period); (iii) that if such person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of securities during the lock-up period as a result of a transfer in reliance on clause (D), (E) or (F), then such person will include a statement in such report that the filing relates to a transfer of securities to us either (x) to discharge tax withholding obligations resulting from the vesting of equity awards acquired by such person through our stock and incentive compensation plans (in the case of clause (D)), (y) deemed to occur as part of a cashless exercise of stock options held by such person (in the case of clause (E)), or (z) pursuant to a call provision of an existing employment agreement or equity grant documents (in the case of clause (F)).

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        We intend to apply to list the Corporate Units on the New York Stock Exchange, and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol "BKHU" but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units. Our common stock is listed on the New York Stock Exchange under the symbol "BKH."

        In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Options to purchase additional Equity Units relate to sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units sold by the underwriters is not greater than the number of Equity Units that they may purchase in the option to purchase additional Equity Units. In a naked short position, the number of Equity Units involved is greater than the number of Equity Units in the option. The underwriters may close out any covered short position by either exercising their option and/or purchasing Equity Units in the open market.

  •
  Syndicate covering transactions involve purchases of Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through their option to purchase additional Equity Units. If the underwriters sell more Equity Units than could be covered by their option, a naked short position, the position can only be closed out by buying Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange (if the Corporate Units are listed thereon) or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format will be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their affiliates are agents or lenders under our revolving credit agreement and term loan credit agreement. Credit Suisse Securities (USA) LLC served as our financial adviser in connection with the Transaction. Certain of the underwriters or their affiliates have agreed to provide us with interim financing in the amount of up to $1.17 billion in the event that this offering and the other intended financing transactions are not consummated. Certain of the underwriters are also acting as underwriters of the concurrent common stock offering or may act as underwriters in a future offering of debt securities. In addition, certain of the underwriters or their affiliates hold SourceGas indebtedness that may be repaid upon or following completion of the Transaction. Finally, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of U.S. Bank National Association, the trustee under the indenture and the purchase contract agent, collateral agent, custodial agent and securities intermediary under the purchase contract and pledge agreement.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in Canada

  Resale Restrictions

        The distribution of the Equity Units in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Equity Units (or any securities that make up the Equity Units including shares issuable under the terms of the purchase contract) in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of such securities.

  Representations of Canadian Purchasers

        By purchasing the Equity Units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the Equity Units without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

  Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

  Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

  Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

  Taxation and Eligibility for Investment

        Canadian purchasers of the Equity Units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Equity Units in their particular circumstances and about the eligibility of the Equity Units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of Equity Units may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of Equity Units shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any Equity Units or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Equity Units being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Equity Units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Equity Units to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

        The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of Equity Units in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Equity Units. Accordingly any person making or intending to make an offer in that Relevant Member State of Equity Units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Equity Units in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of Equity Units to the public" in relation to any Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Equity Units to be offered so as to enable an investor to decide to purchase or subscribe the Equity Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The Equity Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Equity Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the Equity Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Equity Units will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of Equity Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Equity Units.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Equity Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Equity Units offered should conduct their own due diligence on the Equity Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Equity Units may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Equity Units without disclosure to investors under Chapter 6D of the Corporations Act.

        The Equity Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Equity Units must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The Equity Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Equity Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Equity Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Equity Units pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2014, and the effectiveness of Black Hills Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and an adverse opinion on the effectiveness of the Company's internal control over financial reporting due to a material weakness). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited financial statements of SourceGas Holdings LLC and its subsidiaries as of December 31, 2014 and for the year then ended included in Exhibit 99.1 of Black Hills Corporation's Current Report on Form 8-K dated November 16, 2015, have been incorporated by reference herein in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Certain legal matters in connection with the offering will be passed upon for us by Steven J. Helmers, our Senior Vice President, General Counsel and Chief Compliance Officer, and Faegre Baker Daniels LLP, Boulder, Colorado and Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

 WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC's web site at (www.sec.gov) or on our own website (www.blackhillscorp.com). Information contained on our website does not constitute part of this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering of our Equity Units are also incorporated herein by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-31303)	Period or Date Filed
Annual Report on Form 10-K (including information specifically incorporated by reference from our definitive Proxy Statement for our 2015 Annual Meeting of Shareholders)	Year ended December 31, 2014, as amended by the Form 10-K/A filed on August 7, 2015
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015, as amended by the Form 10-Q/A filed on August 7, 2015, June 30, 2015 and September 30, 2015
Current Reports on Form 8-K
Filed on January 5, 2015, January 29, 2015, February 17, 2015, April 14, 2015, May 1, 2015, June 29, 2015, July 14, 2015 (with respect to Item 1.01 and Item 9.01 (other than Exhibit 99.1)), August 12, 2015 (two reports) and November 16, 2015

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Black Hills Corporation
625 North Street
Rapid City, South Dakota 57701
Attention: Investor Relations
(605) 721-1700

PROSPECTUS

BLACK HILLS CORPORATION

Equity Units
Stock Purchase Contracts
Common Stock
Junior Subordinated Debt Securities

        We may from time to time offer to sell equity units, stock purchase contracts, common stock and/or junior subordinated debt securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH."

        There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement, as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 16, 2015.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information." You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        When we refer to "Black Hills," "our company," "we," "us" and "our" in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.

        You should rely only on the information contained in this prospectus or the applicable prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or the applicable prospectus supplement may only be accurate on the date of those documents.

 BLACK HILLS CORPORATION

        Black Hills Corporation, a South Dakota corporation, is a growth-oriented, vertically-integrated energy company headquartered in Rapid City, South Dakota. We operate principally in the United States with two major business groups: Utilities and Non-regulated Energy. Our Utilities Group is comprised of regulated Electric Utilities and regulated Gas Utilities segments, and our Non-regulated Energy Group is comprised of Power Generation, Coal Mining and Oil and Gas segments.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH." Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

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 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated. For this purpose, earnings consist of income or loss from continuing operations (before adjustment for income taxes or income or loss from equity investees), plus fixed charges and distributed income of equity investees and less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,					Nine Months Ended September 30, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	1.82x	1.46x	2.41x	2.56x	3.56x	0.57x(1)

(1)
Total adjusted earnings for the nine months ended September 30, 2015 include $178 million of a ceiling test impairment and, as a result, the ratio of earnings to fixed charges for the nine months ended September 30, 2015 is below 1.0. To achieve a ratio of 1.0, an additional $29 million of total adjusted earnings for the nine months ended September 30, 2015 would be needed.

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 LEGAL OPINIONS

        The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Steven J. Helmers, Senior Vice President, General Counsel and Chief Compliance Officer of Black Hills Corporation, with respect to matters governed by South Dakota law, and by Faegre Baker Daniels LLP, Boulder, Colorado and Minneapolis, Minnesota, with respect to matters governed by New York law. Certain legal matters will be passed upon for the underwriters, dealers, or agents, if any, by their own legal counsel. Mr. Helmers owns, directly or indirectly, 62,374 shares of our common stock.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2014, and the effectiveness of Black Hills Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and an adverse opinion on the effectiveness of the Company's internal control over financial reporting due to a material weakness). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A, and incorporated by reference in this prospectus from the reserve report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, given on the authority of Cawley, Gillespie & Associates, Inc. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus.

        We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this

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prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed on August 7, 2015 (including information specifically incorporated by reference from our definitive Proxy Statement for our 2015 Annual Meeting of Shareholders);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015,as amended by the Form 10-Q/A filed on August 7, 2015, June 30, 2015 and September 30, 2015;

  •
  Our Current Reports on Form 8-K filed on January 5, 2015, January 29, 2015, February 17, 2015, April 14, 2015, May 1, 2015, June 29, 2015, July 14, 2015 (with respect to Item 1.01 and Item 9.01 (other than Exhibit 99.1)) and August 12, 2015 (two reports); and

  •
  The description of our common stock contained in our registration statement on Form 8-A, dated April 19, 2002, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

        These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:

  Black Hills Corporation
  625 Ninth Street
  Rapid City, South Dakota 57701
  Attention: Investor Relations
  (605) 721-1700

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